UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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Evergy, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Evergy, Inc.
One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105
March 28, 2024
Dear Shareholder:
We are pleased to invite you to the 2024 Annual Meeting of Shareholders of Evergy, Inc. to be held at 10:00 a.m. Central Daylight Time, on Tuesday, May 7, 2024. The meeting will be held in a virtual format only and can be accessed via live audio webcast and using online shareholder tools at www.virtualshareholdermeeting.com/EVRG2024.
At this meeting, you will be asked to:
1.	Elect the nominees named in the attached proxy statement as directors;
2.	Provide an advisory non-binding vote to approve the 2023 compensation of our named executive officers;
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and
4.	Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
The attached notice of annual meeting and proxy statement describe the business to be transacted at the meeting. Please review these materials and vote your shares.
Your vote is important. I encourage you to complete, sign, date and return your proxy card or use telephone or internet voting prior to the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend.
Sincerely,

David A. Campbell
President and Chief Executive Officer

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A Letter from Your Board of Directors

Dear Fellow Shareholders:
On behalf of the Evergy Board of Directors (the “Board”), we join David in inviting you to Evergy’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually. We continue to be active and engaged with senior leadership and are committed to effective governance to best represent your interests as shareholders of our company. We remain committed to executing on our strategic objectives of affordability, reliability, and sustainability.
Responsible Board Refreshment
Bringing in fresh ideas and new perspectives at a responsible pace remains a priority of our Board. In June 2023, we were excited to have Neal Sharma join our Board. Mr. Sharma brings a wealth of expertise in digital marketing, among other qualifications to our Board. We would also like to thank Mark Ruelle and Thomas Hyde ahead of their respective retirements at the Annual Meeting in May. Evergy wishes to express its appreciation for Mr. Ruelle’s more than 30 years of exceptional service and leadership at both Westar and Evergy and for Mr. Hyde’s more than 12 years of service to our Board. David has been nominated by the Board to assume the role of chairman of the board following the Annual Meeting. As always, our Board values a diversity of backgrounds and opinions and shared core competencies that are essential to delivering long-term shareholder and customer value. You can find more information about our nominating process and nominees in this proxy statement.
Regulatory Update
In 2023, our company completed its first Kansas rate cases since the merger that created Evergy in 2018. We reached a unanimous settlement agreement in September which delivered significant savings back to our customers. These rate cases delivered on the promises we made when Evergy was formed to maintain affordable rates for our customers and advance regional rate competitiveness. In February, we filed a rate case for Evergy Missouri West, Inc., which we expect to conclude by year-end. Achieving balanced regulatory outcomes is key to the success of our company, for both shareholders and customers. We are also working with regulators and stakeholders in both states to consider regulatory mechanisms that help to ensure Kansas and Missouri are competitive in attracting investment capital and positioned to capitalize on economic development opportunities.
Environmental, Social, and Governance Leadership
We updated our integrated resource plans (“IRP”) in June of 2023 which outlined our continued intention to add significant renewables and retire coal generation while supporting grid stability with new hydrogen-capable natural gas generation. We also closed the acquisition of the Persimmon Creek Wind Farm, a 199-megawatt wind farm that provides carbon-free energy for our Kansas customers. We plan to file updated IRPs with our Kansas and Missouri regulators this spring. We continue to target a 70% reduction of owned generation CO2 emissions by 2030 (from 2005 levels) and net-zero CO2e emissions, for scope 1 and scope 2, by 2045 through the responsible transition of Evergy’s generation fleet, including the continued growth of Evergy's renewable energy portfolio and the retirement of older and less efficient fossil fuel plants. Achieving these emissions reductions is expected to be dependent on enabling technologies and supportive policies and regulations, among other external factors.
In order to deliver on these strategic objectives, Evergy continues to focus on safety and operational excellence along with important investments in infrastructure and technology to enable us to meet the needs of our customers and communities and stand ready to support increasing demand and economic development in our region. As always, we look forward to our annual meeting and your participation and feedback.
Sincerely,

Evergy, Inc. Board of Directors

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Cautionary Statements Regarding Certain Forward-Looking Information
Statements made in this proxy statement that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively the “Evergy Companies”) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future Coronavirus (COVID-19) variants on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies' employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance; current disruptions in the banking industry, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies' facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of the Russian, Ukrainian conflict on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies' ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies' customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.
This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed from time to time in current, quarterly, and annual reports filed by the Evergy Companies with the SEC, including those described in Part I, Item 1.A. of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”). Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Evergy, Inc.
One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
WHEN
Tuesday, May 7, 2024
Check-In Time: 9:45 a.m. (Central Daylight Time)
Meeting Time: 10:00 a.m. (Central Daylight Time)
WHERE
The Evergy, Inc. 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) will be held in a virtual meeting format only and can be accessed via live audio webcast at www.vitrualshareholdermeeting.com/EVRG2024. There will be no physical meeting location.
PROXY STATEMENT
This notice of annual meeting and proxy statement, the accompanying proxy card and our 2023 Annual Report are made available to, and mailed, beginning on or about March 28, 2024, to holders of our common stock for the solicitation of proxies by our Board of Directors (the “Board”) for the 2024 Annual Meeting. Shareholders of record at the close of business on March 4, 2024, are entitled to notice of, and to vote at, the 2024 Annual Meeting or any adjournment thereof. The Board encourages you to read this document carefully and take this opportunity to vote on the matters to be decided at the 2024 Annual Meeting.
In this proxy statement, we refer to Evergy, Inc. as “we,” “us,” “our,” “Company,” or “Evergy,” unless the context clearly indicates otherwise.
By Order of the Board of Directors,

Heather A. Humphrey
Senior Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 7, 2024:

This notice of annual meeting and proxy statement and our 2023 Annual Report are available at
https://materials.proxyvote.com/30034W

Notice of Annual Meeting of Shareholders | Proxy Statement | Evergy 2024 Proxy Statement 1

Proxy Statement Summary and Highlights
Evergy, Inc. (Nasdaq: EVRG), a public utility holding company (“Evergy” or the “Company”), engages in the generation, transmission, distribution, and sale of electricity to approximately 1.7 million customers in the states of Kansas and Missouri. Our 2023 Annual Report contains additional information about our businesses. This section is a summary and you should read the entire proxy statement before voting.
Voting Matters and Board Recommendations
	Agenda Item	Recommendation	Page
1:	Elect the nominees named in the proxy statement as directors	FOR each nominee	12
2:	Approve the 2023 compensation of our named executive officers on an advisory non-binding basis	FOR	34
3:	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	FOR	72
2023 Highlights
Evergy’s scorecard performance reflected mixed results in 2023. With respect to financial measures, which comprise the majority of the scorecard, earnings fell short of target while cost performance was strong. Other scorecard measures showed a similar range of outcomes: safety and customer experience metrics fell short of our goals; commercial availability was in line with targets; and reliability metrics outperformed relative to targets. Overall, the cumulative performance resulted in balanced scorecard results that exceeded target levels. Highlights include:
•
Delivered on our Strategic Plan. Evergy’s mission is to empower a better future, and our vision is to lead the responsible energy transition and provide affordable, reliable, and sustainable service to our customers and communities. In furthering our mission and vision, our strategic plan delivered the following accomplishments in 2023:

•
Affordability: We saw continued improvement in regional rate competitiveness, with retail rates increasing 1.0% in Kansas and 1.3% in Missouri on a cumulative basis since 2017(1), well below the rate increases in regional peer states and inflation over the same time period. In 2022 and 2023 we filed rate cases in Missouri and Kansas, respectively – the first since Evergy was formed in 2018 – allowing us to return to customers the considerable cost savings we have achieved. We found common ground with stakeholders in our Missouri and Kansas rate case settlements, resulting in a balanced outcome for our customers.

•
Reliability: Our focus on safe and reliable service includes investments to modernize our transmission and distribution infrastructure to improve reliability for our customers and improve the resiliency of the electric grid and its ability to withstand extreme weather. By replacing aging equipment and investing in smart grid technologies, we seek to enable further efficiency gains in serving our customers. Our focus on reliability also includes effectively managing our diverse generation fleet and investing to meet the requirements of a changing energy industry, including the increased demands brought on by large-scale renewable resources and the retirement of older plants. Evergy’s balanced generation portfolio – supported by a mix of emissions-free nuclear and wind resources as well as dispatchable fossil generation – provides the reliability needed to meet peak customer demand while insulating customers from inflationary bill shock seen across the country as commodity prices rise.

(1)
Cumulative rate increase since the end of 2017 through the end of November 2023. Regional electric state data is sourced from the U.S. Energy Information Administration (EIA) and is comprised of revenues and sales for all sectors. 2023 data is based on a rolling 12-month average of total revenues and sales through the end of November 2023. EIA data is preliminary that is subject to change, with 2023 data to be finalized in October 2024.

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 2

•
Sustainability: We updated our integrated resource plan (“IRP”) in 2023, which outlined our intent to add 4,890 megawatts of renewable energy by 2035. Evergy seeks to lead the responsible energy transition in our service territories and take advantage of the region’s ample renewable resources and the benefits of a diverse generation portfolio. In May 2023, we closed on the acquisition of the 199-megawatt Persimmon Creek Wind Farm, reflecting continued progress toward our goal of a 70% reduction of owned generation carbon dioxide (“CO2”) emissions from 2005 levels by 2030. Our long-term target is to achieve net-zero CO2e emissions(2), for scope 1 and scope 2, by 2045 through the responsible transition of Evergy’s generation fleet. Achieving these emission reductions is expected to be dependent on enabling technologies and supportive policies and regulations, among other external factors. In addition, the passage of the Inflation Reduction Act in 2022 provides longer-term certainty around renewable tax credits that serve to reduce the levelized cost of energy of new renewable generation.

•	Advancing Evergy’s Culture. We strive to have an inclusive, mission-driven culture at Evergy – a culture that is aligned with our strategic plan, our values, and our vision to empower a better future.
•	Mission: We empower a better future.
•	Vision: To lead the responsible energy transition and provide affordable, reliable, and sustainable service to our customers and communities.
•	People-First Values: Safety / Integrity / Ownership / Adaptability.
An inclusive, mission-driven culture creates an environment of engagement and performance; engaging the talented people who power our company; and sets high standards for operational excellence, continuous improvement, and sustained execution.
•
2023 Earnings. Evergy’s 2023 earnings and earnings per diluted share (“EPS”), each calculated in accordance with generally accepted accounting principles (“GAAP”), were $731.3 million and $3.17, respectively, compared to $752.7 million and $3.27 in 2022. Evergy’s 2023 adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $815.6 million and $3.54, respectively, compared to $853.8 million and $3.71 in 2022.(3)

•
Dividend Growth. We increased our quarterly dividend by 4.9% to $0.6425 per share, or $2.57 per share on an annualized basis, consistent with our dividend growth target and targeted payout ratio of 60% to 70%.

(2)
The federal greenhouse gas (“GHG”) emissions inventory established by the U.S. Environmental Protection Agency includes scope 1 and scope 2 GHG emissions. Scope 1 emissions are direct GHG emissions that occur from sources that are controlled or owned by an organization (e.g., emissions associated with fuel combustion in boilers, furnaces, vehicles). Scope 2 emissions are indirect GHG emissions associated with the purchase of electricity, steam, heat, or cooling. CO2e means ‘carbon dioxide equivalent’ and includes all GHG emissions including carbon dioxide (CO2), methane (CH4), nitrous oxide (NOx), and fluorinated gases.

(3)	Adjusted earnings and adjusted EPS are not calculated in accordance with GAAP and are reconciled to the most comparable GAAP metrics in Appendix A to this proxy statement.
Environmental, Social, and Governance
Evergy has achieved significant improvements in environmental, social, and governance (“ESG”) efforts under the leadership and guidance of the Board and management. On its investor relations website, investors.evergy.com, Evergy provides quantitative and qualitative data regarding various ESG matters, including information related to emissions, waste, and water. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing. ESG highlights include:
•
Emissions Reductions and Environmental Leadership. In 2023, Evergy achieved reductions of CO2 emissions from owned generation by 53%, and sulfur dioxide (SO2) and nitrogen oxide emissions by 98% and 90%, respectively, compared to 2005 baseline numbers. Beyond these achieved reductions, Evergy has a goal to achieve net-zero CO2e emissions, for scope 1 and 2, by 2045 with an interim goal of a 70% reduction of owned generation CO2 emissions from 2005 levels by 2030 through the responsible transition of Evergy’s generation fleet. Achieving these emission reductions is expected to be dependent on many external factors, including enabling technology developments, the reliability of the

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 3

power grid, availability of transmission capacity, supportive energy policies and regulations, and other factors. While these external factors are outside of Evergy’s control, Evergy is committed to participating in industry groups that assess real world application of emerging technology that can reduce GHG emissions.

98%
reduction in SO_2 emissions

90%
reduction in NO_x emissions

53%
reduction in CO_2 emissions

180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023
SO₂
NOx
CO₂

Emissions reduction data as of year-end 2023 versus 2005

•
Generation Transition. Evergy now produces nearly one-third of its annual power generation from renewable sources. When combined with the production from our Wolf Creek Nuclear Generating Station (“Wolf Creek”), almost half of the power generated for homes and businesses we serve comes from emission-free sources.

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 4

•
Wind Generation. Evergy has been expanding wind energy production in the Midwest for years. With the acquisition of the 199-megawatt Persimmon Creek Wind Farm in 2023, we now own or have under contract over 4,500 megawatts of wind generation capacity. Our wind portfolio helps fuel Kansas’ state ranking as the third largest producer of renewable energy generation as a percentage of total generation in the United States.

•
Solar Power Generation. Evergy owns or funds more than 75 solar projects in Kansas and Missouri. In 2023, over 17 megawatts of solar projects were put into service, bringing the total solar portfolio to over 30 megawatts. Looking forward to 2024 and 2025, Evergy will be involved in the construction of additional solar projects totalling more than 35 megawatts and will continue preparations to accelerate solar build into the latter half of the decade as indicated in Evergy’s most recent annual IRP. For additional information, please refer to Evergy’s investor relations website, investors.evergy.com.

•
Water Consumption Reduction Efforts. Solar and wind renewable generation do not utilize processed water. Therefore, utilizing more renewable generation will result in the reduction of both water withdrawals and the consumption of water. Evergy has also undertaken projects that reduce water usage and increase water re-use and recycling. In 2022, approximately 88% of water withdrawn for use at generation sites was utilized for once-through cooling processes and 46% of our facilities re-use or recycle water.

•
Evergy’s Master Credit Facility with Non-Emission and Diversity Metrics. Evergy’s $2.5 billion master credit facility contains certain pricing terms based on diversity and non-CO2 emitting energy generation goals. The applicable interest rates and commitment fees for the facility are subject to upward or downward adjustments, within certain limitations, if Evergy achieves, or fails to achieve, certain sustainability-linked targets based on two key performance indicator metrics: (i) Non-Emission Generation Capacity and (ii) Diverse Supplier Spend (both as defined in the facility).

•
Diversity, Equity, and Inclusion. Evergy is focused on creating an inclusive, mission-driven culture. Embracing diversity, equity, and inclusion (“DE&I”) is about including and recognizing the diverse backgrounds and perspectives of all our employees. Diversity of perspectives makes us stronger and inclusive work environments promote well-being, safety, and innovation. Internally, DE&I principles and practices are embedded throughout our business and are part of everyone’s job. Externally, our investment in small, diverse businesses drives millions of dollars in economic impact into our communities. We also strive to meet customers where they are and reflect the communities we serve. Evergy’s strategic DE&I priorities focus on three pillars: marketplace (diverse business suppliers), workplace (developing leadership skills and employee engagement), and workforce (pipeline development).

Focus Area	Objective	2023 Actions
Marketplace	Support inclusive economic prosperity for Evergy and its ecosystem through investing in diverse suppliers and improving community vitality	•	Exceeded the target of 10+% supply diverse spend (12.1%)
•
Partnered with Burns & McDonnell, an American architecture and engineering company based in Kansas City, Missouri, to deliver a business talent pipeline for small, diverse businesses in our community through the Accelerate program

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 5

Focus Area	Objective	2023 Actions
Workplace	Strengthen our inclusive environment that empowers better futures for our employees and our communities	•	Sustained Business Resource Groups (“BRG”) participation (26% of workforce participation within nine BRGs)
		•	BRG members had higher engagement scores across all the twelve questions in the 2023 Engagement Survey
Workforce	Create an inclusive employee experience that attracts, develops and retains all employees, striving for a diverse and representative workforce	•	Leveraged the Mathison methodology to look comprehensively across the entire candidate experience to identify gaps and establish goals
		•	Built dashboard to see progression through recruiting workflow
For 2023, our DE&I efforts aligned with Evergy’s mission, values, and strategic priorities with the implementation of a robust set of initiatives and qualitative/quantitative measures in support of our DE&I pillars.
For 2023, Evergy’s corporate social impact strategy focused on environmental leadership and community vitality.
•
Supporting Vulnerable Customers and Communities. Evergy’s corporate social impact program continued to focus on community investments and customer support to address energy burden, access to equity, and capacity building resulting in the following strategic milestones:

•	Evergy’s customer outreach team worked face-to-face with more than 38,000 customers and helped income-eligible customers secure more than $42 million in utility payment assistance.
•
Evergy’s two “Evergy Connect” walk-in facilities provided assistance to more than 30,000 customers with customized, face-to-face support, and linkages to energy efficiency programs, payment assistance, and social service resources.

•
The community investments program provided millions of dollars in grants to agencies that work with disadvantaged and underserved communities, help fund and develop minority-owned small businesses and improve access to equity.

•	Continued outreach work helped decrease energy burden by linking income-eligible customers to an array of programs and wrap-around services.
•	Supporting Environmental Leadership. Evergy provided support and volunteerism to many conservation and environmental partnerships including the following:
•	Evergy’s Green Team worked to protect and enhance several wetlands, animal habitats and waterways.
•	The community investments program provided key support to distribute and help plant hundreds of trees in underserved communities.
•	Made direct contributions to help protect resources, build and enhance trails and waterways and native wildlands and habitats.
•
ESG Reporting and Additional Information. In 2023, Evergy continued focusing on documenting Evergy’s climate risks as part of its existing Enterprise Risk Management (“ERM”) program, in alignment with the Task Force on Climate-related Financial Disclosures (“TCFD”) framework. Evergy continued the engagement with the Electric Power Research Institute’s Climate Resilience and Adaptation Initiative (ClimateREADI), which is focused on developing a comprehensive framework to inform infrastructure investment and deployment in order to help ensure a resilient power system. Evergy also participated in voluntary ESG reporting through CDP, a global platform for companies to disclose, measure, and manage their environmental data. Additionally, Evergy continued to voluntarily report on company performance and programs through its annual Sustainability Report, among others, while also receiving third-party verification on key environmental and social metrics. For additional information about Evergy’s ESG efforts and reporting,

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 6

please go to investors.evergy.com/sustainability where you will find links to Evergy’s Sustainability Report, TCFD Report, Sustainability Accounting Standards Board (SASB) Report, Edison Electric Institute (“EEI”) ESG Metrics, the 2023 CDP Climate and Water Questionnaires, and the 2021 IRP Overview. For more information on Evergy’s policies and corporate governance and committee information, please go to: investors.evergy.com/sustainability/corporate-governance/documents-charters. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing.
Governance Highlights
Topic		Feature
Shareholder Empowerment	✔	Annual election of directors
	✔	Majority voting in uncontested elections
	✔	Proxy access
	✔	Shareholder right to call special meeting
Independence and Corporate Governance Best Practices	✔	Lead Independent Director
	✔	Independent Committee Chairs
	✔	Standing executive sessions in Board and Committee meetings
	✔	Annual self-evaluations
	✔	All Board members re-elected annually; no staggered terms
	✔	Shared oversight of risk management
	✔	Robust stock ownership requirements - 6x base salary for CEO
	✔	SEC compliant clawback policy and provisions in award agreements
	✔	Whistleblower hotline
	✔	No shareholder rights plan or poison pill
	✔	No short selling, hedging, or pledging allowed by any employee or non-employee director
Sustainable Operations and GHG Emission Reduction	✔	Board review of ESG matters
	✔	CO2e emission goal of net-zero for scope 1 and 2, by 2045, assuming key technology, policy, regulatory, and other external enablers are in place
	✔	Master credit facility with pricing based on diversity and non-CO2 emitting generation goals
	✔	Almost half of power generated from non-CO2 emitting sources in 2023
	✔	Transparent environmental disclosures
Diversity	✔	Diverse Board, including four female directors
	✔	Diverse management team, including five female officers
Political Spending	✔	Board review of political spending
	✔	Annual disclosure of political spending
Cybersecurity	✔	Annual cybersecurity training
	✔	Board review of cybersecurity matters
Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 7

2023 Named Executive Officers
Our named executive officers (also referred to as “NEO” or “NEOs”) for 2023 are David A. Campbell, Kirkland B. Andrews, Kevin E. Bryant, Charles A. Caisley, and Heather A. Humphrey.
Board Refreshment
Evergy has added 6 new directors since 2020, each of whom brings additional breadth of experience, expertise, and characteristics to the Board. Following the retirement of S. Carl Soderstrom, Jr. in May of 2023, Neal A. Sharma joined the Board, providing additional expertise and qualifications. With the retirement of Mark A. Ruelle and Thomas D. Hyde in May, our Board will decrease from 12 to 10 directors.
Board Nominee Metrics
Each of our director nominees exhibits practical wisdom, sound judgement, and financial acumen. Based on their diverse experiences, the nominees are fully aligned with the competencies conducive to enhancing shareholder value. Additional information about our director nominees and their competencies, including the Board Diversity Matrix, can be found under “Proposal 1 – Election of Directors.”

Director *Nominee* Snapshot

Directors' Race/Ethnicity
20%
diverse

Directors' Gender
40%
female

Directors' Independence
90%
Independence

40s
1
50s
1
60s
6
70s
2

Average Age: 64

AGE DISTRIBUTION

0-5 years
6
6-10 years
1
11-19 years
2
20+ years
1

Average Tenure: 7.5 years

TENURE

Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 8

Director Nominees (p. 12)
Director Nominees	Principal Occupation	Age	Director Since	A	CLD	F	NGS	NPE	SPD
David A. Campbell	President and Chief Executive Officer, Evergy, Inc.	55	2021			✔
B. Anthony Isaac Independent	Former Senior Vice President and Head of Select Service Strategy and Development, Hyatt Hotels Corporation	71	2003		✔	✔		✔
Paul M. Keglevic Independent	Former Chief Executive Officer and Executive Vice President, Chief Financial Officer and Chief Risk Officer, Energy Future Holdings, Inc.	70	2020	Chair		✔
Mary L. Landrieu Independent	Former U.S. Senator for Louisiana and Senior Policy Advisor at Van Ness Feldman LLP	68	2021		✔	✔		✔
Sandra A.J. Lawrence Independent	Former Executive Vice President and Chief Administrative Officer, Children’s Mercy Hospital	66	2004		Chair		✔
Ann D. Murtlow Independent	Former President and Chief Executive Officer, United Way of Central Indiana	63	2013	✔					Chair
Sandra J. Price Independent	Former Senior Vice President, Human Resources, Sprint Corporation	65	2016		✔		Chair
James Scarola Independent	Former Senior Vice President and Chief Nuclear Officer, Duke/Progress Energy	68	2022					Chair
Neal A. Sharma Independent	Former Chief Executive Officer, Digital Evolution Group	47	2023	✔					✔
C. John Wilder Independent	Executive Chairman of Bluescape Energy Partners, LLC	66	2021			Chair			✔
A	Audit Committee
CLD	Compensation and Leadership Development Committee
F	Finance Committee
NGS	Nominating, Governance, and Sustainability Committee
NPE	Nuclear, Power Supply, and Environmental Committee
SPD	Safety and Power Delivery Committee
Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 9

Executive Compensation Highlights (p. 35)
Evergy’s compensation programs are designed to support achievement of our business strategy without encouraging excessive risk-taking. We intend to attract and retain highly qualified executives, pay for performance, and reward long-term growth and sustained profitability. Consistent with these objectives, as shown below, a high percentage of total target direct compensation is based on performance. The graphics and table below do not include special inducement and retention awards. Additional information about our executive compensation can be found under “Proposal 2 – Advisory Vote to Approve Executive Compensation.”

Set forth below is a summary of key fiscal 2023 compensation decisions for our currently serving NEOs.
Named Executive Officer	Base Salary	Annual Cash Incentive Payout	Long-Term Incentive Grants
Mr. David A. Campbell President and Chief Executive Officer	$1,056,000	$1,424,280	$4,752,000
		Target = 125% Base Salary Payout = 107.9% of Target	Target = 450% Base Salary 75% performance-based
Mr. Kirkland B. Andrews Executive Vice President and Chief Financial Officer	$726,500	$783,894	$1,525,650
		Target = 100% Base Salary Payout = 107.9% of Target	Target = 210% Base Salary 75% performance-based
Mr. Kevin E. Bryant Executive Vice President and Chief Operating Officer	$637,500	$550,290	$1,338,750
		Target = 80% Base Salary Payout = 107.9% of Target	Target = 210% Base Salary 75% performance-based
Mr. Charles A. Caisley Senior Vice President, Public Affairs and Chief Customer Officer	$532,500	$373,442	$825,375
		Target = 65% Base Salary Payout = 107.9% of Target	Target = 155% Base Salary 75% performance-based
Ms. Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary	$541,000	$379,484	$811,500
		Target = 65% Base Salary Payout = 107.9% of Target	Target = 150% Base Salary 75% performance-based
Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 10

The Compensation and Leadership Development Committee believes our executive compensation program features best-in-class governance practices, such as:
✔	Alignment between pay and performance	✔	Annual risk assessment
✔	Compensation heavily weighted to performance	✔	Standard annual equity grant cycle
✔	Regular review of performance against compensation targets and outlook for payouts	✔	SEC compliant clawback policy and provisions in award agreements
✔	Independent Committee oversight	✔	No employment agreements – all NEOs are employed at will
✔	Standing Committee executive sessions	✔	No stock options
✔	Independent compensation consultant	✔	No repricing or backdating of stock options
✔	“Double trigger” change-in-control benefits	✔	Generally no dividends for unvested awards
✔	Robust stock ownership guidelines	✔	No short selling, hedging or pledging
✔	Board review of succession plans	✔	No tax “gross-ups”
Proxy Statement Summary and Highlights | Evergy 2024 Proxy Statement 11

Proposal 1		Election of Directors
	☑	The Board recommends a vote FOR each of the director nominees

Director Nominee Biographies
The following summarizes the business experience of each nominee for at least the last five years, and the specific experience, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director. The Board believes that the items noted for each nominee demonstrate his or her superior leadership, high performance standards, mature judgment, strategic planning capabilities and ability to understand and oversee the Company’s strategies, operations, and management.
David A. Campbell Chairman of the Board*, President, and Chief Executive Officer Director Since: 2021 Age: 55 Committee: • Finance

Executive Experience: David Campbell joined Evergy in January 2021 as President and Chief Executive Officer. Under Mr. Campbell’s leadership, Evergy focuses on providing safe, affordable, and reliable service to its 1.7 million customers and leading the responsible energy transition in Kansas and Missouri. Mr. Campbell and his team are dedicated to ensuring that Evergy provides a rewarding and professional work environment for employees and engages as a trusted partner in the communities Evergy serves.

Mr. Campbell served as Executive Vice President and Chief Financial Officer of Vistra Corp. (NYSE: VST) from June 2019 through December 2020. From 2014 through 2019, he served as Chief Executive Officer and as a member of the board of directors of InfraREIT, Inc. (NYSE: HIFR), a real estate investment trust that owned and leased rate-regulated electric transmission assets in Texas. Previously, Mr. Campbell worked at TXU Corp. (NYSE: TXU), and its successor, Energy Future Holdings, in various roles including Chief Executive Officer of Luminant Corporation, the largest power generator in Texas, and Chief Financial Officer of TXU Corp. Prior to joining TXU Corp., Mr. Campbell was a partner at McKinsey & Company, where he led the corporate finance and strategy practice in Texas.

Mr. Campbell serves on the boards of Truman Library Institute, Kansas City Area Development Council, the Electric Power Research Institute, St. Mark’s School, and Nuclear Electric Insurance Limited. Mr. Campbell is also a member of the Civic Council of Greater Kansas City and the Leadership Council of the Yale School of the Environment. Mr. Campbell is a graduate of Yale University, Harvard Law School, and Oxford University, where he studied as a Rhodes Scholar.

Skills and Qualifications: Mr. Campbell’s qualifications to serve as our director and Chairman of the Board include his substantial leadership, financial and utility industry experience; and his experience serving as a director of a public company.

*	The Board intends to designate Mr. Campbell as the Chairman of the Board following the 2024 Annual Meeting.
Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 12

B. Anthony Isaac Lead Independent Director* Director Since: 2003 Age: 71 Committees: • Compensation and Leadership Development • Finance • Nuclear, Power Supply, and Environmental

Executive Experience: Mr. Isaac was Senior Vice President and Head of Select Service Strategy and Development at Hyatt Hotels Corporation, a global hotel management, franchising, ownership and development company based in Chicago, Illinois with properties worldwide (2011-2015). He served as President of LodgeWorks, a Wichita, Kansas-based hotel management and development company (2000-2011). Before helping found LodgeWorks, Mr. Isaac served as President of the All-Suites Division of Wyndham Hotels and Resorts, an international hotel and resort chain based in Parsippany, New Jersey. He held the position of President of Summerfield Hotel Corp. prior to Summerfield’s merger with Patriot American Hospitality/Wyndham International. Mr. Isaac served on the board of directors of CorePoint Lodging (NYSE: CPLG), a real estate investment trust focused on the hotel industry based in Irving, Texas (2018-2022), where he served as chair of the nominating and corporate governance committee and a member of the capital committee. Mr. Isaac earned a Bachelor of Science in civil engineering from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard University.

Skills and Qualifications: Mr. Isaac’s qualifications to serve as our director include his extensive leadership experience both as the chief executive officer of a privately-held company and as an executive with other large companies in the hotel industry, and his substantial experience with strategic planning and financial matters. He also has experience as a director of a public company and with corporate governance matters.

*	The Board intends to designate Mr. Isaac as the new Lead Independent Director following the 2024 Annual Meeting.
Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 13

Paul M. Keglevic Independent Director Since: 2020 Age: 70 Committees: • Audit (Chair) • Finance

Executive Experience: Mr. Keglevic has over 40 years of experience with public companies across several industry sectors, including utilities, telecommunications, transportation and real estate. Mr. Keglevic served as Chief Executive Officer (2016-2018) and Executive Vice President, Chief Financial Officer and Chief Risk Officer (2008-2016) of Energy Future Holdings, the majority owner of a regulated transmission and distribution business. Prior to that, Mr. Keglevic served as an audit partner at PricewaterhouseCoopers LLP (PwC) (2002-2008), where he was the U.S. utility sector leader for six years. Prior to PwC, Mr. Keglevic led the utilities practice for Arthur Andersen LLP, where he was a partner for 15 years. Mr. Keglevic previously served on the board of directors of Frontier Communications Corporation (Nasdaq: FTR) (2019-2021), a national telecommunications company located in Norwalk, Connecticut, where he served on the finance committee and audit committee. He also served on the board of directors of Bonanza Creek Energy, Inc. (NYSE: BCEI) (2017-2021), an oil and gas company located in Denver, Colorado, where he served as chair of the audit committee and also served as chair of the nominating and corporate governance committee. He previously served on the boards of directors of Ascena Retail Group, Inc. (Nasdaq: ASNA) (2019-2021), Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (2019), PetSmart, Inc. (Nasdaq: PETM), Stellus Capital Management, LLC (NYSE: SCM) (2014), Cobalt International Energy, Inc., Philadelphia Energy Solutions, Inc., Envision Healthcare, and Energy Future Holdings Corporation and several of its subsidiaries. Mr. Keglevic has served as a member of the board of directors of the Dallas and State of California Chambers of Commerce and several other charitable and advisory boards. He was named a board leadership fellow and is a certified director of the National Association of Corporate Directors (“NACD”).

In 2023, Mr. Keglevic was appointed to the board of directors of WeWork Inc (NYSE: WE), and currently serves as chairman, chair of the compensation committee and as a member of the nominating & corporate governance committee. Mr. Keglevic was also appointed to the boards of Rite Aid Corporation (OTC: RADCQ) and serves as chair of the audit committee, as well as, Tupperware Brands Corporation (NYSE: TUP) and serves as a member of the audit & finance and transformation committees.

Mr. Keglevic earned a Bachelor of Science in accounting from Northern Illinois University and is a certified public accountant.

Skills and Qualifications: Mr. Keglevic’s qualifications to serve as our director include his extensive experience with public companies, finance, accounting, regulatory issues, transactional and merger and acquisition activities and governance matters.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 14

Senator Mary L. Landrieu Independent Director Since: 2021 Age: 68 Committees: • Compensation and Leadership Development • Finance • Nuclear, Power Supply, and Environmental

Executive Experience: Senator Landrieu is a senior policy advisor at Van Ness Feldman, LLP, a Washington D.C.-based law firm (since 2015). She also serves on the advisory board of Earnin Company (since 2020), a community-supported financial platform, and on the board of directors of Tyler Technologies (NYSE: TYL) (since 2015), a technology solution provider. She previously served on the Board of Directors of CenturyLink, Inc., now Lumen Technologies Inc. (NYSE: LUMN) (2015-2020), a U.S.-based communications provider to global enterprise customers. Previously, Senator Landrieu served as a United States Senator for the State of Louisiana (1996 to 2014), where she chaired the Senate Committee on Energy and Natural Resources, served on the Senate Committee on Appropriations, chaired the Subcommittees on Homeland Security, Financial Services, General Government, and the District of Columbia, and chaired the Senate Committee on Small Business and Entrepreneurship. In her work on Homeland Security, Senator Landrieu led the disaster recovery efforts after Hurricane Katrina and the Gulf restoration efforts after the BP oil spill. She also was elected as Louisiana treasurer (1987-1995), and served as a member of the Louisiana legislature (1979-1987). Senator Landrieu currently serves on the board of trustees or board of directors of several national organizations supporting sustainable resource management and promoting education or children’s welfare. Senator Landrieu earned a Bachelor of Arts degree from Louisiana State University.

Skills and Qualifications: Senator Landrieu’s qualifications to serve as our director include her extensive experience with federal and state regulation and compliance, community and political relations, strategy development, customer experience, alignment of company culture and compensation and leadership development and finance.

Sandra A.J. Lawrence Independent Director Since: 2004 Age: 66 Committees: • Compensation and Leadership Development (Chair) • Nominating, Governance, and Sustainability

Executive Experience: Ms. Lawrence was the Executive Vice President and Chief Administrative Officer (2016-2019) and Executive Vice President and Chief Financial Officer (2005-2016) of Children’s Mercy Hospital, a comprehensive pediatric medical center in Kansas City, Missouri. Previously, she was the Chief Financial Officer (2005) and Senior Vice President and Treasurer (2004-2005) of Midwest Research Institute (now MRIGlobal), an independent, non-profit, contract research organization located in Kansas City, Missouri. Prior to that Ms. Lawrence spent twenty-six years in professional or management positions in the architecture, real estate, financial services, packaging distribution and medical research industries. She currently serves as a trustee of the Delaware by Macquarie fund complex, as a director and as Audit Committee chair of Brixmor Property Group, Inc., and as a director at Sera Prognostics Inc. (Nasdaq: SERA). She was previously on the board of directors of American Shared Hospital Services (NYSE American: AMS), a provider of radiosurgical and radiation therapy equipment based in San Francisco, California, where she served as chair of the audit committee and as a member of the nominating and corporate governance committee and Recology, Inc. where she served as chair. She sits on the national board of the NACD, is past-chair of the board of directors of the Heartland Chapter of the NACD, was named to the NACD Directorship 100, and as an NACD board leadership fellow, and serves on the boards of directors of various charitable, non-profit and civic organizations, including the Hall Family Foundation and the Nelson-Atkins Museum of Art. Ms. Lawrence earned a Bachelor of Arts in psychology from Vassar College, a Master of Architecture from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

Skills and Qualifications: Ms. Lawrence’s qualifications to serve as our director include her substantial financial expertise, her extensive service as a director in a diverse range of organizations, her experience as a public company director and her knowledge of corporate governance. Ms. Lawrence also has extensive knowledge of the Kansas City metropolitan area and Topeka, Kansas, two of our largest service territories.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 15

Ann D. Murtlow Independent Director Since: 2013 Age: 63 Committees: • Audit • Safety and Power Delivery (Chair)

Executive Experience: Ms. Murtlow is currently the principal in North Sound LLC, through which she offers consulting services. From 2013 to 2022, she was a member of the board of directors, President and Chief Executive Officer of the United Way of Central Indiana, a non-profit community impact organization. Previously, she spent 24 years with AES Corporation, a holding company for electric utilities located in Arlington, Virginia, and served for over 12 years in various senior leadership and officer roles including Vice President and Group Manager of AES Corp. (NYSE: AES) and President, Chief Executive Officer and Director of Indianapolis Power & Light Company, an integrated electric utility, and its parent company, IPALCO Enterprises, both located in Indianapolis, Indiana. Since 2013, Ms. Murtlow has served on the board of directors of Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturing company in Lafayette, Indiana, where she chairs the nominating and corporate governance committee and serves on the compensation committee. She previously served on the board of directors of First Internet Bancorp and its subsidiary, First Internet Bank, a financial institution in Fishers, Indiana (2013-2020), and on the boards of directors of the Federal Reserve Bank of Chicago, Herff Jones LLC, a manufacturer of educational recognition and achievement products and motivational materials located in Indianapolis, Indiana, and AEGIS Insurance Services, Inc., a mutual insurance company in East Rutherford, New Jersey. Ms. Murtlow was also named a board leadership fellow by the NACD and is an NACD Certified Director. Ms. Murtlow earned a Bachelor of Science in chemical engineering from Lehigh University.

Skills and Qualifications: Ms. Murtlow’s qualifications to serve as our director include her extensive and varied senior management leadership experience and accomplishments and deep insight and knowledge about the operations and challenges of a vertically integrated, regulated electric utility with nuclear generation.

Sandra J. Price Independent Director Since: 2016 Age: 65 Committees: • Compensation and Leadership Development • Nominating, Governance, and Sustainability (Chair)

Executive Experience: Ms. Price is the former Senior Vice President, Human Resources of Sprint Corporation (2006-2016), a global telecommunications company headquartered in Overland Park, Kansas prior to its acquisition by T-Mobile. Previously, she served as Senior Vice President Designee for the Human Resources, Communications and Brand Management functions of the Sprint Local Telephone Division and a variety of other human resource roles (1993-2006). Prior to Sprint, she was a principal in the Blue Valley School District, Overland Park, Kansas, and in the Jenks Public School District, Tulsa, Oklahoma. She served as co-chair of KC Rising (2017-2018), a regional economic development initiative to grow an inclusive economy in the Kansas City metropolitan area. Ms. Price is a member of the board of directors of the US Infrastructure Company (USIC), a private-equity owned company that provides locating services for underground utilities based in Indianapolis, Indiana and CRB, a privately-owned company based in Kansas City, Missouri that provides global engineering, architecture, construction, and consulting solutions to the life sciences and other advanced technology industries.

In 2022, Ms. Price was appointed to the Greater Kansas City Community Foundation Board of Directors, and served as chairperson (2020-2022) of the Kansas City Metropolitan Community College capital campaign cabinet. She was named to the 2021 NACD Directorship 100, as well as to the Kansas City Business Journal’s “Women Who Mean Business” list and to the Profiles in Diversity Journal’s “Women Worth Watching.” Ms. Price earned a Bachelor of Arts in special education from Oral Roberts University and a Master of Arts in education and administration from the University of Tulsa.

Skills and Qualifications: Ms. Price’s qualifications to serve as our director include her diverse senior management and leadership experience, her deep understanding of human resources and talent development and her knowledge of our Kansas City service territory.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 16

James Scarola Independent Director Since: 2022 Age: 68 Committee: • Nuclear, Power Supply, and Environmental (Chair)

Executive Experience: Mr. Scarola is an independent nuclear oversight consultant (since 2015), and previously served as the Nuclear Industry Fukushima Steering Committee Chairman (2012-2014), where he established and coordinated the strategic direction for the U.S. Industry in response to the Fukushima nuclear accident. He served as Senior Vice President and Chief Nuclear Officer (2008-2012) at Progress Energy, Inc. (prior to their merger with Duke Energy (NYSE: DUK) in 2012), and as Site Vice President of Progress’ Brunswick Nuclear Plant (2005-2008) and of their Harris Nuclear Plant (1998-2005). He also served in leadership roles at Florida Power & Light’s St. Lucie Nuclear Plant (1980-1998). Mr. Scarola provides consulting services related to the nuclear industry, monitors and assesses nuclear operations and provides counsel to chief nuclear officers and boards of directors. He has also served on the board of directors of Wolf Creek, Evergy’s nuclear generating plant, since 2022. He is a certified Pressurized Water Reactors Senior Reactor Operator and Institute of Nuclear Power Operations Senior Nuclear Plant Manager. Mr. Scarola earned a Bachelor of Science in electrical engineering from the University of Notre Dame, a Master of Business Administration from the Florida Institute of Technology and completed the Executive Management Program at Darden Business School at the University of Virginia.

Skills and Qualifications: Mr. Scarola’s qualifications to serve as our director include his vast nuclear industry leadership experience and his extensive experience in all aspects of nuclear operations, including engineering, oversight, fiscal control, labor relations, strategic planning, project management, and maintenance.

Neal A. Sharma Independent Director Since: 2023 Age: 47 Committees: • Audit • Safety and Power Delivery

Executive Experience: Mr. Sharma co-founded Digital Evolution Group (“DEG”), a full-service digital marketing and commerce agency that was sold in 2018. From 2018 until 2022, he continued to serve as Chief Executive Officer of DEG, now part of global agency holding company, Dentsu Group, Inc. Mr. Sharma has served as President, Dentsu Shop since January 2022 in a solutions-oriented advisory role, and also serves in an advisory capacity to startup companies in which he invests and on several non-profit boards, including MRI Global and the Truman Library Institute.

Mr. Sharma earned a bachelor’s degree from American University in 1998 and a Master of Business Administration degree from the University of Kansas in 2001.

Skills and Qualifications: Mr. Sharma’s qualifications to serve as our director include his management and leadership experience, his substantial financial and accounting expertise, and his extensive experience in community and political relations, risk management, and customer experience.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 17

C. John Wilder Independent Director Since: 2021 Age: 66 Committees: • Finance (Chair) • Safety and Power Delivery

Executive Experience: Mr. Wilder is the Executive Chairman of Bluescape Energy Partners, LLC (“Bluescape”), founded in 2007 as an alternative investment firm that leverages its private capital, global network, and deep domain expertise to deliver differentiated long-term investment performance in the energy and utility sectors. He has served on the boards of many private and public companies, including Bluescape Opportunities Acquisition Corporation (NYSE: BOAC) (since 2020), NRG Energy, Inc. (NYSE: NRG) and TXU Corp. and Exco Resources, Inc., and in executive officer roles at TXU Corp., Entergy Corp. (NYSE: ETR), and Royal Dutch/Shell Group.

Mr. Wilder began working in the energy business in Texas over 40 years ago with the Royal Dutch/Shell Group, where he rose to the position of Chief Executive Officer of Shell Capital in London. Mr. Wilder’s vision and execution spearheaded the industry’s three most successful financial and operational turnarounds at NRG (Board of Directors, 2017-2018), TXU Corp. (Board Chairman and Chief Executive Officer, 2004-2007) and Entergy (Chief Financial Officer, 1998-2004) moving struggling companies from the bottom quartile to the top quartile across a variety of performance dimensions. During Mr. Wilder’s leadership, TXU Corp. delivered 65% annualized shareholder returns and ranked 5th best among the S&P 500. For his achievements at TXU Corp., the Harvard Business Review named Mr. Wilder twice as one of the Best-Performing CEOs in the World, ranking 24th among 2,000 CEOs from publicly traded companies in 33 countries in 2010, and 74th among 3,143 CEOs from publicly traded companies in 50+ countries in 2013. No other United States power company executive was honored in either of these rankings. In addition, Mr. Wilder was named to Ten Best CEOs in America by Institutional Investor in 2004 and was named Best CEO and CFO in the Electric Power Sector in multiple years by Institutional Investor.

Mr. Wilder serves on the advisory boards of the McCombs School of Business at the University of Texas at Austin and the A.B. Freeman School of Business at Tulane University. He is a former advisory board member of the Global Energy Management Institute, University of Houston, and the Energy Management and Innovation Center, University of Texas. Mr. Wilder is also Chairman of the Board of Trustees of Texas Health Resources and is a past member of the National Petroleum Council, a U.S. Secretary of Energy appointment.

Mr. Wilder earned a Bachelor of Science in business administration from Southeast Missouri State University, where he graduated magna cum laude and received the university’s Distinguished Alumni Award. He earned a Master of Business Administration from the University of Texas.

Skills and Qualifications: Mr. Wilder’s qualifications to serve as our director include his long-term and extensive leadership experience in the energy industry. He also provides deep insight and expertise on financial, transactional, regulatory and operations matters facing the Company.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 18

The 10 nominees for director have been recommended to the Board by the Nominating, Governance, and Sustainability Committee and nominated by the Board to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified.
Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the director nominees should become unavailable to serve at the time of the annual meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors. Proxies cannot be voted for more than 10 nominees.
Director Nominating Process
The Nominating, Governance, and Sustainability Committee is responsible for identifying potential director nominees and evaluating and recommending director nominees to the Board. The Committee takes into account a number of factors when considering director nominees, as described in our Corporate Governance Guidelines and as discussed in greater detail below. Director nominees identified by shareholders for our consideration will be evaluated in the same way as nominees identified by the Nominating, Governance, and Sustainability Committee.
Shareholders who wish to identify director nominees for consideration by the Nominating, Governance, and Sustainability Committee should write to our Nominating, Governance, and Sustainability Committee at the address provided in “Communicating with the Board” on page 30. Shareholders who wish to nominate a director nominee, including nominations pursuant to our proxy access By-law provisions, may do so by following instructions set forth in “How can I nominate a director or submit a proposal for the 2025 annual meeting?” on page 80.
Director Nominee Qualifications
The Board oversees the shareholders’ interests in the long-term health and success of the Company’s business, and directs, oversees and monitors the performance of management. The Board believes that its effectiveness in carrying out its responsibilities depends not only upon the particular experience, qualifications, attributes and skills that each director possesses, but also upon the director’s ability to work collaboratively and function well as a collegial body.
The Board’s objective is to have a well-rounded and diverse membership possessing, in the aggregate, skill sets and core competencies that are conducive to long-term success. The Board considers diversity in the broadest sense, reflecting geography, age, gender and ethnicity, as well as other factors. The Board believes that a diverse group of directors is desirable to expand the Board’s collective knowledge and expertise, as well as to evaluate management and positively influence the Company’s performance.
The success of the Company depends not only on expertise-based competencies, but equally on the personal qualities and attributes of the directors, both individually and as a group. Attributes that directors should possess include, among others, practical wisdom and thoughtfulness in decision-making; mature and sound judgment; financial acumen and business experience; the highest level of personal and professional ethics, integrity and values; sufficient time and availability; commitment to representing the interests of shareholders, customers and their communities; critical analysis skills; collegiality, a collaborative and cooperative spirit and the ability to both lead and work within a team environment; and the courage to act constructively and independently. Non-management directors should also be able to meet the independence requirements of The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and our Corporate Governance Guidelines.
The Board concluded that the following core competencies are conducive to sustainable long-term shareholder and customer value: strategy development; federal and state regulation and compliance; alignment of company culture with compensation and leadership development; accounting, finance, and investment management; risk management; operational oversight; customer experience; community and political relations; and ESG. Each director nominee provided a self-evaluation against these core competencies, and the Board evaluated the contribution level of each director nominee, using the categories of “experienced,” “moderate experience,” “minimal experience,” and “no experience.”
Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 19

Core Competencies
Board Core Competencies	Campbell	Isaac	Keglevic	Landrieu	Lawrence	Murtlow	Price	Scarola	Sharma	Wilder

Strategy Development	3	3	3	3	2	3	3	3	2	3
Federal and State Regulation and Compliance	3	3	2	3	3	3	2	3	0	3
Alignment of Company Culture and Compensation and Leadership Development	3	3	3	3	3	3	3	3	3	3
Accounting, Finance, and Investment Management	3	2	3	2	3	3	1	1	3	3
Risk Management	3	2	3	2	3	3	1	2	3	3
Operational Oversight	3	2	2	2	2	3	3	3	2	3
Customer Experience	3	3	2	2	2	2	3	2	3	3
Community and Political Relations	3	1	3	3	2	3	2	2	3	3
Environmental, Social, and Governance	3	2	2	3	3	3	3	3	2	3
3 - Experienced | 2 - Moderate Experience | 1 - Minimal Experience | 0 – No Experience

Core Competencies - Experienced to Moderate Experience

Strategy Development
Alignment of Company Culture & Compensation and Leadership Development
Operational Oversight
Customer Experience
Environmental, Social, and Governance

100% of directors

90% of directors

Accounting, Finance, and Investment

80% of directors

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 20

Board Diversity
The following Board Diversity Matrix highlights certain personal characteristics of the director nominees as of the date of this Proxy Statement.
Board Diversity Matrix
Total Number of Directors*			10
	Female	Male		Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
*	The above matrix presents information about each director nominee and excludes Mr. Ruelle and Mr. Hyde who are not standing for re-election at the 2024 Annual Meeting.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2024 Proxy Statement 21

Corporate Governance Matters
Board Structure
Board Leadership Structure. With the upcoming retirement of Mr. Mark A. Ruelle from the Board, we have determined that, moving forward, we will use a Lead Independent Director plus a combined Chairman of the Board (the “Chair”) and Chief Executive Officer (“CEO”) structure. The Board previously separated the roles of the Chair and CEO, with Mr. Mark A. Ruelle serving as the Chair and Mr. David A. Campbell serving as the CEO. Following Mr. Ruelle’s announcement that he is not standing for re-election, Mr. Campbell has been nominated by the Board to serve as both the Chair and CEO.
The Board believes that the new structure is an appropriate corporate governance structure for the Company moving forward. However, the Board believes it is important to maintain flexibility to separate the roles in the future if it determines that a different Board structure would be in the long-term interests of our shareholders.
As implemented by the Company, the combined Chair and CEO role will focus on the accountability and responsibility of achieving the Company’s objectives, and the Lead Independent Director role will provide the independent members of the Board with effective Board leadership, oversight, and monitoring of the Company and its management. The Board believes that the CEO is well-positioned to lead discussions regarding the Company’s strategy. Moreover, the CEO’s operating knowledge of the Company and regular interactions with management provide him with the ability to highlight significant issues for Board consideration.
Chairman of the Board Responsibilities
The Chair is responsible for presiding over all Board meetings and all executive sessions of the Board that include only non-management directors. The Chair may also call special meetings of the Board or shareholders, and presides over the Company’s shareholder meetings.
The Chair approves Board meeting agendas and reflects input, if any, of the Lead Independent Director. The Chair also discusses the quality, quantity, and timeliness of the flow of information communicated from management to the Board. The Chair also serves as the principal liaison between management and the Board.
The Chair is also available for discussion with individual directors regarding key issues, individual director performance or any other matters relating to effectiveness of the Board. The Chair may also interface from time to time with the public, including shareholders.
Working with the Nominating, Governance, and Sustainability Committee and the Lead Independent Director, the Chair is also responsible for interviewing all potential new candidates and recommending new candidates for the Board. Among these other duties, the Chair is also responsible for helping to set the tone for ethics and integrity at Evergy.
Lead Independent Director Responsibilities
The Lead Independent Director is responsible for developing agendas for executive sessions of independent directors and calling and presiding over the same. The Lead Independent Director also serves as a liaison between the Chair and the independent directors, reviews meeting agendas and reviews meeting schedules.
The Board appoints a Lead Independent Director to ensure that Evergy’s independent directors are represented and have formal mechanisms in place to exercise their governance role. Mr. Hyde, previously appointed as Lead Independent Director by the Board, is not able to stand for re-election pursuant to Evergy’s Mandatory Retirement / Tenure Policy (as described below). The Board has designated Mr. Isaac as the new Lead Independent Director effective at the 2024 Annual Meeting.
Independent Board. The Board has determined that 9 of the 10 nominees are independent.
Executive Sessions. Time is reserved on each Board meeting agenda for all directors to meet in executive session, with no members of management (other than the CEO) present. Time is also reserved at each regular committee meeting for committee members to meet in executive session with no members of management present.
Board Meetings and Director Attendance. The Board held four meetings in 2023. Each incumbent director nominee attended greater than 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2023 (or portion of 2023 during which he or she served as a director or committee member).
Board Committees. We have a robust committee structure, with six standing committees.
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Each committee is led by an independent director. In addition, four of the standing committees, including all committees required by Nasdaq standards, consist solely of independent directors.
Each standing committee is governed by a committee charter that enumerates the committee’s responsibilities. Each charter is reviewed at least annually and is available on the Company’s investor relations website at investors.evergy.com.

CORPORATE GOVERNANCE STRUCTURE*

BOARD
Directs and oversees management
CEO succession planning
Oversees major risks, including strategic and climate risks, and mitigation of those risks
Committees
Audit
Oversees financial reporting, internal controls and independent auditor
Oversees Evergy's enterprise risk management, policies, processes, and framework
Code of Ethics and compliance activities
Oversees environmental, social and governance reporting
Finance
Capital allocation and financial performance
Shareholder engagement
Risks related to budgeting, financing, tax and other matters
Nuclear, Power Supply, and Environmental
Power supply resources, risks and strategy
Environmental matters, including compliance, reporting and stakeholder interests
Committees
Compensation & Leadership Development
Ensures compensation aligns with shareholder and stakeholder interests
Reviews effectiveness of diversity, equity and inclusion programs
Workforce composition strategy and culture
Succession planning
Nominating, Governance, and Sustainability
Board of Director composition
Corporate governance structure
Reviews effectiveness of environmental, social and governance programs
Corporate responsibility, political contributions and other stakeholder matters
Safety and Power Delivery
Oversees power delivery, customer service and information technology
Reviews operational risks, including physical security and cybersecurity
Supervises safety of Evergy's operations stakeholder matters

**Additional information can be found in Evergy's corporate governance guidelines and each committee charter, which are available on our website*

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Audit Committee	7 Meetings in 2023 100% Attendance
Members:* Mr. Keglevic (Chair) Mr. Hyde Ms. Murtlow Mr. Soderstrom Mr. Sharma	Primary responsibilities:
•
Oversee the accounting and financial reporting processes, including all processes related to the integrity of Evergy’s financial statements, including internal control over financial reporting as well as the reporting on ESG matters

	•	Oversee the independent auditor and the internal audit services department
	•	Oversee enterprise risk management
	•	Oversee the audits of Evergy’s financial statements and the preparation of all reports and other disclosures required of the Audit Committee by the SEC
	•	Review Evergy’s compliance with legal and regulatory requirements and its Code of Ethics
The Board has determined that each member of the committee is (i) independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) financially literate under the Nasdaq listing standards; and (iii) an “audit committee financial expert” within the meaning of SEC regulations. No member of the committee serves on the audit committee of more than three public companies.
*
Mr. Soderstrom served on the committee in 2023 but did not stand for re-election at the 2023 annual meeting of shareholders. The Board elected Mr. Sharma to the Board effective June 9, 2023, and subsequently appointed him as a committee member effective July 24, 2023. Mr. Hyde is not standing for re-election at the 2024 Annual Meeting.

Compensation and Leadership Development Committee	6 Meetings in 2023 100% Attendance
Members: Ms. Lawrence (Chair) Mr. Isaac Sen. Landrieu Ms. Price	Primary responsibilities:
	•	Oversee alignment of compensation philosophy with shareholder interests
	•	Evaluate, and recommend for approval by the non-management members of the Board, CEO compensation
	•	Approve NEO compensation (other than the CEO)
	•	Advise the CEO on compensation for other officers
	•	Oversee human capital resources
	•	Review the culture of Evergy
	•	Review the effectiveness of Company DE&I programs
	•	Review whether our compensation program encourages excessive risk taking
The Board has determined that each member of the committee is independent under the Nasdaq listing standards and Rule 10C-1(b)(1) under the Exchange Act, including the enhanced independence standards for members of the compensation committee and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Finance Committee	4 Meetings in 2023 100% Attendance
Members: Mr. Wilder (Chair) Mr. Campbell Mr. Isaac Mr. Keglevic Sen. Landrieu	Primary responsibilities:
	•	Assist the Board with the management and review of matters relating to the financial condition and financing plans of Evergy
	•	Review Evergy’s financial strategies
	•	Review Evergy’s capital requirements, capital structure and capital allocation
	•	Review Evergy’s annual budget
	•	Review risks and mitigation strategies related to budgeting, financing, credit exposures and energy trading and marketing
	•	Review Evergy’s investor relations program
	•	Oversee corporate insurance, and employee benefits and nuclear decommissioning trusts
	•	Review Evergy’s tax strategy and treasury practices, and related risks
	•	Review key performance indicators
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The Board has determined that each member of the committee, other than Mr. Campbell, is independent under the Nasdaq listing standards. The Board determined that having Mr. Campbell on the committee is proper and beneficial due to his extensive financial experience.
Nominating, Governance, and Sustainability Committee	4 Meetings in 2023 100% Attendance
Members:* Ms. Price (Chair) Mr. Hyde Ms. Lawrence Mr. Soderstrom	Primary responsibilities:
	•	Identify nominees for election to our Board
	•	Oversee compliance with corporate governance principles and practices
	•	Oversee the evaluation of the Board and each committee
	•	Review Evergy’s corporate responsibility activities and review, and recommend to the Board Evergy political expenditures
	•	Review effectiveness of Evergy’s ESG programs
	•	Oversee and set compensation for members of the Board
The Board has determined that each member of the committee is independent under the Nasdaq listing standards.
*	Mr. Soderstrom served on the committee in 2023 but did not stand for re-election at the 2023 annual meeting of shareholders. Mr. Hyde is not standing for re-election at the 2024 Annual Meeting.
Nuclear, Power Supply, and Environmental Committee	4 Meetings in 2023 >93% Attendance
Members:* Mr. Scarola (Chair) Mr. Isaac Sen. Landrieu Mr. Ruelle	Primary responsibilities:
	•	Assist the Board with oversight of Wolf Creek
	•	Review Evergy’s power supply strategy and plans
	•	Review Evergy’s compliance with laws, regulations and standards, including those related to environmental matters, related to Evergy’s power supply resources
	•	Review power supply risk and mitigation matters
The Board has determined that each member of the committee, other than Mr. Ruelle, is independent under the Nasdaq listing standards. The Board determined that having Mr. Ruelle on the committee is proper and beneficial due to his extensive operational experience, including with respect to Wolf Creek.
*	Mr. Ruelle is not standing for re-election at the 2024 Annual Meeting.
Safety and Power Delivery Committee	4 Meetings in 2023 100% Attendance
Members:* Ms. Murtlow (Chair) Mr. Hyde Mr. Soderstrom Mr. Sharma Mr. Wilder	Primary responsibilities:
	•	Advise and assist the Board in reviewing Evergy’s power delivery, customer service, and information technology functions (including cybersecurity), safety and physical security
•
Review Evergy’s strategy with respect to transmission and distribution assets and compliance with laws, regulations, and standards relating to the ownership and operation of transmission and distribution assets

	•	Review risks and management mitigation activities related to Evergy’s operations
The Board has determined that each member of the committee is independent under the Nasdaq listing standards.
*
Mr. Soderstrom served on the committee in 2023 but did not stand for re-election at the 2023 annual meeting of shareholders. The Board elected Mr. Sharma to the Board effective June 9, 2023, and subsequently appointed him as a committee member effective July 24, 2023. Mr. Hyde is not standing for re-election at the 2024 Annual Meeting.

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Corporate Governance Practices
We are committed to strong corporate governance practices that support the regulated nature of our business and the long-term interests of our shareholders.
Corporate Governance Guidelines. The Board has adopted a set of Corporate Governance Guidelines to provide a framework for our corporate governance initiatives. Our guidelines address, among other things, Board responsibilities and leadership, risk oversight, committee composition, and director qualifications. The Nominating, Governance, and Sustainability Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and for recommending any changes to the guidelines to the Board.
Code of Ethics. Our Board has adopted a Code of Ethics to set the tone for our expectation that all directors, officers and employees act in an ethical and lawful manner. We also expect all parties who work on Evergy’s behalf to embrace the spirit of the Code of Ethics. Other parts of our process to ensure lawful and ethical business conduct include policies and procedures, compliance monitoring and reporting and periodic training on various areas of the law and corporate policies. We have also established a “ConcernsLine” for the confidential and anonymous reporting of concerns and complaints, which is independently administered and is available 24 hours a day, every day.
Our Corporate Governance Guidelines and the Code of Ethics are available on the Company’s investor relations website at investors.evergy.com. These documents are also available in print to any shareholder upon request. Requests should be directed to Corporate Secretary, Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105. We will disclose any change in the Code of Ethics, or any waiver from a provision in the Code of Ethics granted to a director or an executive officer, by posting such information on our investor relations website. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing.
Annual Election of Directors. Our directors are elected on an annual basis and serve until their respective successors have been duly elected and qualified.
Majority Voting Policy. Pursuant to our majority voting policy, in advance of the annual meeting, each director nominee is required to tender an irrevocable letter of resignation that will take effect if that nominee fails to receive, in an uncontested election, the vote of a majority of votes cast by shareholders at the meeting. In the event that any nominee fails to obtain the required majority vote, the Board will decide, through a process managed by the Nominating, Governance, and Sustainability Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation.
Proxy Access. Subject to the requirements and limitations contained in our By-laws, an eligible shareholder, or a group of up to 20 eligible shareholders, can have nominees included in future proxy statements. In general, the shareholders must have continuously owned at least 3% of Evergy’s outstanding shares for at least three years as of the date that the shareholder(s) notify Evergy of the intent to utilize proxy access. The eligible shareholders may use proxy access to nominate up to 25% of the total number of directors who are members of the Board as of the date that the shareholder(s) notify Evergy of the intent to utilize proxy access.
Shareholder Right to Call Special Meeting. Subject to the requirements and limitations contained in our By-laws, an eligible shareholder, or a group of eligible shareholders, that own 15% or more of Evergy’s outstanding common stock in net long form can call a special meeting of shareholders.
Annual Self-Assessments. The Board and each committee conduct annual self-assessments to determine whether the Board and committees are functioning effectively. The self-assessment process is based on written Board and committee surveys that are completed by all Board members. The self-assessment topics generally include, among other matters, Board composition and Board and committee structure, meeting topics and process, quality and timeliness of information, diversity, risk management, succession planning and access to management. The Chair of the Nominating, Governance, and Sustainability Committee meets with each director to discuss the survey, and the process allows Board members to provide input on individual Board member effectiveness. Each director can also request to meet with the Lead Independent Director, and the Chair of the Nominating, Governance, and Sustainability Committee, Lead Independent Director will provide any applicable feedback to an individual director. In 2023, as part of ongoing Board refreshment activities, the Chair of the Nominating, Governance, and Sustainability Committee also met with each director to solicit feedback on Board and committee composition, among other things. Each Board committee discusses the results of its self-assessment and the Board discusses the results of the self-assessment process. As appropriate, the Board oversees the implementation of enhancements and other modifications identified during the process.
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Board Oversight of Risk Management. The Board is responsible for the oversight of all major risks (as well as mitigation plans), including strategic, financial, operational and compliance risks. In an effort to ensure appropriate and in-depth oversight of risk, the Board has delegated some specific risk oversight responsibility to its committees, as summarized below and as described in those committees’ charters. The Nominating, Governance, and Sustainability Committee is charged with ensuring that risk oversight roles have been properly allocated, and the Audit Committee reviews Evergy’s enterprise risk management policies and framework. Management is responsible for developing and implementing appropriate risk management practices on a day-to-day basis.
At least once each year, the Board receives a report from management and provides feedback and asks questions on key business and compliance risks and related mitigation plans. The Board also receives updates on significant events and the status of, and changes in, such risks and mitigation plans. In addition, management makes regular presentations to the Board focusing on significant risk areas and corresponding mitigation plans and activities.
Board Attendance at Annual Meeting. Our Corporate Governance Guidelines provide that all directors are encouraged to attend annual meetings of shareholders.
Mandatory Retirement / Tenure Policy. All directors serving on the Board as of June 4, 2018 have a mandatory retirement age of 75, meaning that any such director is not eligible to stand for election or re-election at the annual meeting of shareholders following his or her 75th birthday. Any director appointed after June 4, 2018 will not be able to stand for election or re-election at the annual meeting of shareholders following the earlier of (i) his or her 72nd birthday or (ii) 16 years of service. In addition, any director who experiences a significant change in primary employment since election to the Board must offer to resign, which offer will be evaluated by the Board in light of the individual circumstances.
Stock Ownership Requirements. Our Corporate Governance Guidelines provide that non-employee directors are expected, within five years of their initial election to the Board, to acquire and hold Evergy stock with a value equal to at least five times the amount of the annual non-employee director cash retainer. Our CEO is required to hold Evergy stock with a value equal to six times the amount of his or her base salary. All director nominees are in compliance with the policy.
No Hedging / Pledging. Our securities trading policy, which was adopted by the Board and is overseen by our Nominating, Governance, and Sustainability Committee, prohibits all employees, officers, and directors from trading in options, warrants, and puts and calls related to Evergy. Our policy also prohibits all employees, officers, and directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Evergy securities. The policy also prohibits all employees, officers, and directors from holding Evergy securities in a margin account or pledging Evergy securities as collateral.
Oversight and Disclosure of Political Contributions. Our Nominating, Governance, and Sustainability Committee reviews and approves the annual political contribution budget, and reviews reports on political expenditures. Our investor relations website, investors.evergy.com, also contains a copy of our policy with respect to political contributions and information regarding certain political expenditures.
Human Rights Policy. The Board has adopted a formal human rights policy which is available on our investor relations website, investors.evergy.com.
Emissions Reductions and Environmental Leadership. Evergy is committed to a long-term strategy to reduce GHG emissions in a cost-effective and reliable manner. In 2023, Evergy achieved a reduction of CO2 emissions from owned generation by 53% from 2005 levels and reductions in sulfur dioxide and nitrogen oxide emissions by 98% and 90%, respectively, relative to 2005 levels. Evergy has a long-term target to achieve net-zero CO2e emissions, for scope 1 and scope 2, by 2045 with an interim goal of a 70% reduction of owned generation CO2 emissions from 2005 levels by 2030 through the responsible transition of Evergy’s generation fleet. Achieving these emission reductions is expected to be dependent on enabling technologies and supportive policies and regulations, among other external factors. In 2023, Evergy’s Long-Term Incentive Plan (the “LTIP”) included an environmental metric based on total megawatts of owned renewables additions by year-end 2024 or buy-ins of firm power purchase agreements (“PPA”).
Diversity, Equity, and Inclusion. Evergy strives to maintain a diverse, inclusive, and equitable people first culture that empowers a stronger future together. Beyond creating an inclusive culture within our company, Evergy strives to be recognized in the realm of supplier diversity. By increasing opportunities for diverse suppliers and enhancing the competitiveness of the supply chain, we promote economic value for our customers, shareholders, and the communities we serve. Our supplier diversity initiatives benefit both underrepresented businesses and the communities in which they are located through job creation, increased wages, and tax revenue. Evergy’s active supplier diversity program has been in place for more than 30 years and involved more than $255 million of diverse supplier spending in 2023. To further promote and reinforce our commitment to DE&I, our Annual Incentive Plan (“AIP”) for 2023 includes a discretionary DE&I modifier.
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Evergy’s Master Credit Facility with Non-Emission and Diversity Metrics. Evergy’s $2.5 billion master credit facility contains certain pricing terms based on diversity and non-CO2 emitting energy generation goals. The applicable interest rates and commitment fees for the facility are subject to upward or downward adjustments, within certain limitations, if Evergy achieves, or fails to achieve, certain sustainability-linked targets based on two key performance indicator metrics: (i) Non-Emission Generation Capacity and (ii) Diverse Supplier Spend (both as defined in the facility).
Information Security. Evergy’s cybersecurity and information technology risk mitigation program is based on a comprehensive set of laws and rules issued by multiple government agencies concerning cybersecurity risk and is designed to safeguard Evergy’s operating information, proprietary business information and personal information belonging to customers and employees. Evergy is subject to recurring, independent, third-party audits with respect to adherence to these laws and rules, including those of the North American Electric Reliability Corporation (NERC).
Evergy’s risk management function utilizes the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF), the United States Department of Energy Cyber Capability Maturity Model (C2M2) standard and components of the National Institute of Standards and Technology Risk Management Framework (NIST RMF) for a comprehensive, flexible and risk-based approach to managing risk from cybersecurity threats that integrates, security, privacy and cyber supply chain risk management activities. Evergy also maintains cybersecurity insurance coverage. Evergy’s cybersecurity team regularly coordinates with industry peers, industry trade organizations, and multiple state and federal governmental agencies, including the United States Department of Homeland Security, the Federal Bureau of Investigations within the United States Department of Justice, the Electricity Information Sharing and Analysis Center (E-ISAC), and the Cybersecurity and Infrastructure Security Agency (CISA).
All Evergy employees complete an annual information security awareness training that addresses information technology, cybersecurity, privacy, and other related matters, and Evergy provides frequent awareness opportunities to employees by conducting controlled phishing campaigns and periodically providing other educational opportunities. Evergy’s management team is responsible for the design and implementation of this program, subject to oversight of the Board and its committees. Evergy’s Safety and Power Delivery Committee assists the Board with respect to, among other things, review of cybersecurity risks and other aspects of Evergy’s information technology function. In 2023, the Board and its committees received multiple presentations that were specific to information technology and cybersecurity matters, including artificial intelligence, and information technology and cybersecurity matters are incorporated into other presentations if those topics are relevant to the presentation. Information technology and cybersecurity matters are also regularly assessed in connection with the Board’s oversight of Evergy’s operations. At least once each year, the Board receives a report from management on key business and compliance risks and related mitigation plans, and management reviews cybersecurity matters with the Board in connection with this report. Evergy’s Audit Committee also receives reports from the Company’s audit services department regarding the results of reviews of cybersecurity matters and information security governance. Please refer to our 2023 Annual Report in Part I – Item 1C – Cybersecurity for additional information regarding Evergy’s enterprise risk management policies, processes, and frameworks.
Human Capital Resource Management. The Company is committed to effective human capital resource management. Please refer to our 2023 Annual Report in Part I – Item 1 – Business – “Human Capital Resources” for additional information about this topic.
Director Independence
Our Corporate Governance Guidelines require that a majority of our directors be independent, as determined in accordance with the Nasdaq listing standards, as well as other independence standards that the Board may adopt. The Nasdaq listing standards provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted director qualification standards that are contained in our Corporate Governance Guidelines to assist in making director independence determinations. Our Corporate Governance Guidelines are available on our investor relations website, investors.evergy.com. Our director qualification standards are consistent with the Nasdaq objective independence standards.
The Nominating, Governance, and Sustainability Committee reviewed the applicable legal standards for Board and committee member independence and the director qualification standards. The Nominating, Governance, and Sustainability Committee also reviewed an analysis of the information provided by each director in an annual questionnaire and a report of transactions between Evergy and director-affiliated entities. The Nominating, Governance, and Sustainability Committee reported its independence determination recommendations to the Board, and the Board made its independence
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determinations based on the Nominating, Governance, and Sustainability Committee’s report and the supporting information. In making its independence determinations, the Board considered ordinary course commercial, charitable and other transactions, none of which were material or affected the independence of a director nominee.
In evaluating independence, the Board considered the terms of the Company’s 2021 issuance of equity and warrants to an affiliate of Bluescape, of which Mr. John Wilder is the Executive Chairman. The Board concluded that such issuances align Mr. Wilder’s interests with Evergy shareholder interests, and that Mr. Wilder is independent.
Some of our directors serve as trustees or directors of charitable organizations on which other directors or officers also serve or to which we donate money. In each case, payments by us were less than the greater of 5% of the charitable organization’s revenues or $200,000.
Based on this review, the Board affirmatively determined that all directors (including nominees for directors at the annual meeting of shareholders) are independent under the Nasdaq listing standards and the director qualification standards, except Mr. Campbell, due to his current position as the Chief Executive Officer of Evergy.
Other Matters
Related Party Transactions
The Board has adopted a written policy governing the identification, review, approval and consideration of related party transactions. The policy applies to any transaction in which Evergy (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in the aggregate, and any related party had, has or will have a direct or indirect material interest, but excludes any transaction that meets the preapproval thresholds set forth in our related party transaction policy. Pursuant to this policy, related party transactions are to be submitted to the Nominating, Governance, and Sustainability Committee for consideration at the next committee meeting or, if it is not practicable or desirable for the Company to wait until the next committee meeting, to the committee Chair. The Chair reports to the committee at its next meeting any approval under the related party transactions policy pursuant to delegated authority. There were no related party transactions since the beginning of fiscal year 2023 required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.
Compensation Committee Interlocks and Insider Participation
Ms. Lawrence, Mr. Isaac, Sen. Landrieu, and Ms. Price served as members of the Compensation and Leadership Development Committee in 2023. No such member is or was an officer or employee of Evergy or its subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served as a director or was a member of the compensation committee (or equivalent body) of any entity where a member of our Board or Compensation and Leadership Development Committee was also an executive officer.
Delinquent Section 16(a) Reports
To Evergy’s knowledge, no executive officer, director, or 10% beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2023.
Whistleblower Hotline
The Audit Committee has established procedures for the receipt, retention and treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters affecting Evergy. Complaints or concerns may be submitted on a confidential and anonymous basis either through the “ConcernsLine” (1-866-266-7595) or by letter addressed to:
Chair, Audit Committee
Evergy, Inc.
Attention: Corporate Secretary
1200 Main St.
Kansas City, Missouri 64105
All complaints or concerns will be forwarded to the Chair of the Audit Committee. Confidentiality will be maintained to the fullest extent practicable, consistent with the need to conduct an adequate investigation and applicable legal requirements.
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Communicating with the Board
The Board values input from shareholders and the many constituents that are impacted by Evergy’s activities. Communications relating to corporate governance, succession planning, executive compensation and general oversight of the Board can be sent to:
Chair, Nominating, Governance, and Sustainability Committee
Evergy, Inc.
Attention: Corporate Secretary
1200 Main St.
Kansas City, Missouri 64105
Communications can also be sent by e-mail to board@evergy.com. All relevant communications will be forwarded to the Chair of the Nominating, Governance, and Sustainability Committee to be handled on behalf of the Board. The Board believes that communications relating to general business operations, financial results, strategic direction and similar matters are appropriately addressed by management, and relevant communications that relate to these topics will be shared with appropriate members of management.
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Director Compensation
Our Nominating, Governance, and Sustainability Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving compensation for our non-employee directors. The committee seeks to provide an overall non-employee director compensation program that is generally aligned with the 50th percentile of our peer group (which is the same peer group that is used for benchmarking executive compensation). However, due to the variation in peer company non-employee director compensation, and the fact that director compensation is not changed each year, in any given year overall non-employee director compensation may be above, at, or below the market median. The committee reviews non-employee director compensation at our peer companies and relies in part on the advice of an independent compensation consultant.
Non-Employee Director Compensation
The Nominating, Governance, and Sustainability Committee, based in part on a review of compensation practices at our peer companies and the advice of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), approved an updated compensation structure for non-employee directors in 2023, consisting of increased quarterly committee chair cash retainers for four of the six committees, the quarterly non-executive chair cash retainer, annual equity retainers, and the non-executive chair annual equity retainer. Based on Meridian’s benchmarking, the Nominating, Governance and Sustainability Committee elected to increase the following components of non-employee director compensation effective May 2, 2023: committee chair cash retainers from $15,000 to $20,000 (annual amount, paid quarterly) for the Nominating, Governance, and Corporate Responsibility Committee, the Finance Committee, the Nuclear and Power Supply Committee, and the Safety and Power Delivery Committee (Audit and Compensation and Leadership Development remained the same); non-executive chair cash retainer from $55,000 to $65,000 (annual amount, paid quarterly); annual equity retainer from $145,000 to $155,000; and, non-executive chair annual equity retainer from $55,000 to $65,000. For the amounts each director received in 2023, please refer to the table in section “2023 Non-Employee Director Compensation” below.
Director Retainer Structure
Non-Employee Director Compensation Description of Category
Cash Retainers – Paid Quarterly(1)
Annual Base (All Directors)	$115,000
Leadership Fees
Non-Executive Chair of the Board	$65,000
Lead Director	$30,000
Committee Chair Fees
Audit	$20,000
Compensation and Leadership Development	$20,000
Nominating, Governance, and Sustainability	$20,000
Finance	$20,000
Nuclear, Power Supply, and Environmental	$20,000
Safety and Power Delivery	$20,000
Equity Retainers – Paid Annually(2)
Evergy Common Stock (All Directors)	$155,000
Non-Executive Chair of the Board	$65,000
(1)	Non-employee directors may elect to have all or part of their cash retainers converted to DSUs (as defined below) under the LTIP. See “Election to Defer Compensation” below for additional information.
(2)
Annual 2023 non-employee director equity retainers were paid on the first business day following the Company’s annual meeting of shareholders (May 3, 2023). A director joining the Board after the annual meeting of shareholders will not receive annual non-employee director equity retainers until the following year.

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2023 Non-Employee Director Compensation
The following table outlines all compensation paid to our non-employee directors in 2023. We have omitted the columns titled “Option Awards” and “Non-Equity Incentive Plan Compensation” because our non-employee directors did not receive such compensation in 2023. Please refer to the table in section “Non-Employee Director Compensation” above for a description of changes to non-employee director compensation made effective as of May 2, 2023.
2023 Non-Employee Director Compensation
Current Directors	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Thomas D. Hyde	145,000	155,619	5,814	0	306,433
B. Anthony Isaac	115,000	155,619	2,573	5,000	278,192
Paul M. Keglevic	135,000	155,619	1,123	0	291,742
Mary L. Landrieu	115,000	155,619	0	0	270,619
Sandra A.J. Lawrence	135,000	155,619	9,147	5,000	304,766
Ann D. Murtlow	133,310	155,619	0	0	288,929
Sandra J. Price	133,310	155,619	0	5,000	293,929
Mark A. Ruelle	176,621	220,876	1,834	5,000	404,331
James Scarola	133,310	155,619	0	0	288,929
Neal A. Sharma(5)	64,451	0	0	0	64,451
C. John Wilder	133,310	155,619	0	0	288,929
Former Directors
S. Carl Soderstrom Jr.(6)	38,860	0	0	0	38,860
(1)
The amount represents cash retainers for service on the Board and its committees. As discussed in “Election to Defer Compensation” below, directors may elect to (i) convert all or part of their cash retainers into DSUs (as defined below), or (ii) defer receipt of all or part of their cash retainer.

(2)
The amount shown is the aggregate grant date fair value of equity granted in 2023 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See note 10 to the consolidated financial statements included in our 2023 Annual Report for a discussion of the assumptions used in calculating these amounts. The amounts reflect the value of equity retainers issued by the Company in 2023, and, as discussed in “Election to Defer Compensation” below, may have been deferred by the director for receipt in a subsequent year.

(3)	The amounts shown represent the above-market earnings during 2023 on nonqualified deferred compensation.
(4)	The amounts shown reflect matches by the Company for qualifying charitable contributions made by the directors.
(5)
Mr. Sharma was elected to the Board effective June 9, 2023, and was subsequently appointed as a committee member effective July 24, 2023. Since Mr. Sharma joined the Board after the Company’s annual meeting of shareholders, he did not receive the annual non-employee director equity retainer.

(6)	Mr. Soderstrom did not stand for re-election at the Company’s annual meeting of shareholders on May 1, 2023, and ceased to be a director of the Company following the 2023 annual meeting.
Election to Defer Compensation
Non-employee directors may defer the receipt of all or part of their cash retainers through our non-qualified deferred compensation plan (“DCP”) or all or part of the equity retainer through issuance of deferred share units (“DSUs”) under the LTIP.
Non-employee directors may also elect to have all, or a part, of their cash retainers converted into DSUs under the LTIP.
As of the date any dividend is paid to common stock shareholders, each DSU account is credited with additional DSUs equal to the number of shares of common stock that could have been purchased (at the closing price of our common stock on that date) with the amount which would have been paid as dividends on the number of shares equal to the number of DSUs. DSUs are converted to stock and distributed following termination of service on the Board pursuant to elections made by each director. See “Security Ownership of Directors and Executive Officers” table on page 76 for additional information.
Expense Reimbursement
Members of the Board will also receive standard reimbursements for expenses incurred in connection with meeting attendance and professional education.
Corporate Governance Matters | Director Compensation | Evergy 2024 Proxy Statement 32

Charitable Contribution Matching
We also match non-employee director contributions to 501(c)(3) organizations that meet our strategic giving priorities, subject to certain parameters.
Liability Insurance
Consistent with our peer group and other public companies, we provide liability insurance to our directors under our directors and officers insurance policies. We have also entered into standard indemnification agreements with each of our directors.
Stock Ownership Requirements
Our Corporate Governance Guidelines provide that non-employee directors are expected, within five years of their initial election to the Board, to acquire and hold Evergy stock with a value equal to at least five times the amount of the annual non-employee director cash retainer. As of December 31, 2023, all of our non-employee directors are in compliance with this requirement.
Corporate Governance Matters | Director Compensation | Evergy 2024 Proxy Statement 33

Proposal 2		Approve the 2023 compensation of our named executive officers on an advisory non-binding basis
	☑	The Board recommends a vote FOR the approval of the executive compensation on an advisory non-binding basis
Public companies are required under Section 14A of the Exchange Act to provide their shareholders with the opportunity to approve, on an advisory and non-binding basis, the compensation of their NEOs. In 2023, approximately 96% of our voting shareholders approved the compensation of our NEOs. We believe this strong shareholder support demonstrates the alignment of shareholder interests with our executive compensation program and philosophy.
The Board believes that providing shareholders with an annual advisory vote on executive compensation can produce useful and timely information on investors’ views of the Company’s executive compensation program. Although the vote is advisory and non-binding, we value the opinions of our shareholders and the Compensation and Leadership Development Committee will consider this vote when making future compensation decisions.
As discussed below, our executive compensation program is designed to support achievement of our business strategy without encouraging excessive risk-taking, to attract and retain highly qualified executives, pay for performance, reward long-term growth and sustained profitability and to encourage teamwork. The Board strongly endorses our executive compensation program and recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis section, the Executive Compensation section, the 2023 compensation tables, the related footnotes and the related narrative discussion.”
We currently intend to hold the next non-binding advisory vote to approve the compensation of our NEOs at our next annual meeting of shareholders, unless our Board modifies its current policy of holding this vote on an annual basis.
Proposal 2 – Advisory Vote on Executive Compensation | Evergy 2024 Proxy Statement 34

Executive Summary of Compensation Matters
The Compensation Discussion and Analysis (“CD&A”) that follows provides a comprehensive explanation of the compensation awarded to, earned by, or paid to the following individuals listed below, who are our NEOs for 2023:
•	David A. Campbell, President and Chief Executive Officer
•	Kirkland B. Andrews, Executive Vice President and Chief Financial Officer
•	Kevin E. Bryant, Executive Vice President and Chief Operating Officer
•	Charles A. Caisley, Senior Vice President, Public Affairs and Chief Customer Officer
•	Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary
References to the “Committee” in the CD&A and related sections mean the Compensation and Leadership Development Committee of the Board.
2023 Compensation Program Summary
•
Balanced mix of compensation weighted toward incentivizing performance. For 2023, a majority of each NEO’s target compensation was “at risk” and subject to performance to align the interests of the NEOs with the interests of shareholders. The graphics below do not include special inducement and retention awards.

Executive Summary of Compensation Matters | Evergy 2024 Proxy Statement 35

•	Annual cash incentives tied to critical financial and operational objectives. We adopted our 2023 AIP in February 2023. Objectives and achievements are shown below as follows:
2023 Annual Incentive Objectives	Measure	Incremental Weighting (Percent)	Weighting (Percent)	Weighted Achievement (Percent of Target)
1. Financial(1)	Adjusted Earnings per Share for Incentive Compensation		32.5%	24.4%
	Adjusted NFOM (Non-Fuel Operating and Maintenance Expense) for Incentive Compensation (in millions)		32.5%	62.4%
2. Safety	DART (Days Away, Restricted, or Transferred Rate)	9.375%	12.5%	0.0%
	PVAR (Preventable Vehicle Accident Rate)	3.125%		0.0%
3. Operations	SAIDI (System Average Interruption Duration Index)	3.750%	7.5%	7.1%
	SAIFI (System Average Interruption Frequency Index)	3.750%		5.3%
	Unplanned Commercial Availability Factor		7.5%	7.5%
4. Customer Experience	JD Power: Residential Customer Satisfaction (Absolute)	1.500%	7.5%	0.0%
	JD Power: Residential Customer Satisfaction (Relative)	1.500%		0.0%
	Business Customer Satisfaction Surveys	2.250%		0.0%
	Call Center Survey	2.250%		1.2%
				107.9%
Modifiers
Diversity, Equity, and Inclusion	Committee discretionary adjustment Advancement across three pillars: 1. Marketplace (Supplier Diversity) 2. Workplace (Development & Engagement) 3. Workforce (Talent Pipeline)	+/-10%
Percentage points additive to the results of objectives 1-4 above.

No modifications were applied in respect of this modifier to the weighted payout in 2023.The Committee noted sufficient progress along these pillars.

(1)	These measures are not calculated in accordance with GAAP. See Appendix B for a reconciliation to the most comparable measures calculated in accordance with GAAP.
The Company made progress in advancing priority initiatives in its DE&I efforts; therefore the DE&I modifier was set at target.
Executive Summary of Compensation Matters | Evergy 2024 Proxy Statement 36

Our weighted achievement for 2023 was 107.9% of target. Based on this performance, the following performance cash awards were paid to our NEOs.
Name	Base Salary	2023 Incentive Award at Target (Percent of Annual Base Salary)	2023 Actual Award as a Percent of Target Bonus	2023 Actual Award Paid ($)
Mr. Campbell	$1,056,000	125%	107.9%	$1,424,280
Mr. Andrews	$726,500	100%	107.9%	$783,894
Mr. Bryant	$637,500	80%	107.9%	$550,290
Mr. Caisley	$532,500	65%	107.9%	$373,442
Ms. Humphrey	$541,000	65%	107.9%	$379,484
•
Long-Term Incentive Awards Weighted to Performance-Based Vehicles. For the 2023 annual grant, we granted long-term incentive awards in the form of restricted stock units (“RSUs”) that will, subject to continued employment, “cliff” vest in three years from the respective dates of grant. A significant portion of the RSUs – 75% – were granted as performance-based awards that vest, if at all, based on (1) Evergy’s total shareholder return (“TSR”) relative to the companies included in the EEI index of electric utility companies (the “EEI Index”) over the three-year performance period (60% of performance-based weighting) and, (2) Evergy’s 3-year cumulative adjusted EPS measured relative to the Company’s long-term financial plan (33.3% of performance-based weighting) and an environmental measure based on adding renewable energy generation (6.7% of performance-based weighting). The 2023 annual grant values for our NEOs are summarized below.

Name	2023 Time-Based RSUs	2023 Performance-Based RSUs (Target)
Mr. Campbell	$1,188,000	$3,564,000
Mr. Andrews	$381,413	$1,144,238
Mr. Bryant	$334,688	$1,004,063
Mr. Caisley	$206,344	$619,031
Ms. Humphrey	$202,875	$608,625
Executive Summary of Compensation Matters | Evergy 2024 Proxy Statement 37

Stakeholder-Focused Modifications to 2023 and 2024 Compensation Program
In 2022, we added an environmental metric to the performance-based RSUs based on total megawatts of owned renewables additions or buy-ins of PPAs by year-end 2024, among other changes. The 2021 changes that we continued into 2022 include the discretionary DE&I and Key Performance Indicator modifiers to the AIP that reinforce our commitment to improving our DE&I goals and assess our progress on the Company’s business plan. We also continue to measure cumulative adjusted EPS in the 2022 performance-based RSUs to support achievement of our long-term strategic plan and because of its alignment with shareholder value creation. The goals and targets for our 2023 executive incentive plans are aligned with our strategic business plan. In 2024, we are amending several of our AIP metrics as follows:
•	Safety: Adding a leading indicator metric for percent of Potential Severe Injury or Fatality (“PSIF”) incidents investigated with plans on track
•	Customer Experience: Minor changes to the customer experience measures to address year to year score volatility
The Operations and Financial metrics and AIP Modifiers remain unchanged.
Strong Compensation Governance Practices
Our Committee believes our executive compensation program also features best-in-class governance practices, such as:
✔	Alignment between pay and performance	✔	Annual risk assessment
✔	Compensation heavily weighted to performance	✔	Standard annual equity grant cycle
✔	Regular review of performance against compensation targets and outlook for payouts	✔	SEC compliant clawback policy and provisions in award agreements
✔	Independent Committee oversight	✔	No employment agreements – NEOs employed at will
✔	Standing Committee executive sessions	✔	No stock options
✔	Independent compensation consultant	✔	No repricing or backdating of stock options
✔	“Double trigger” change-in-control benefits	✔	Generally no dividend for unvested awards
✔	Robust stock ownership guidelines	✔	No short selling, hedging or pledging
✔	Board review of succession plans	✔	No tax “gross-ups”
Executive Summary of Compensation Matters | Evergy 2024 Proxy Statement 38

Compensation Discussion and Analysis
Compensation Philosophy, Objectives, and Process
Compensation Philosophy and Objectives
Evergy’s executive compensation program is designed to support achievement of our business strategy without encouraging excessive risk-taking. The primary objectives of our compensation program are to:
•
Attract and Retain Highly Qualified Executives. Attract and retain highly qualified executive officers using a competitive pay package, with target total compensation positioned around the market median and opportunities to earn higher levels of total compensation through performance-based incentives.

•
Pay for Performance. A majority of executive officer compensation is “at-risk” and granted in the form of short-term and long-term incentives. This approach ties executive compensation to the achievement of key financial and operational objectives and creates a strong link between executive officers’ pay and Evergy’s performance.

•
Reward Long-Term Growth and Sustained Profitability. Align the economic interests of executive officers with those of our shareholders by delivering a significant portion of total compensation in the form of equity-based compensation with long-term vesting that rewards growth and sustained profitability and the creation of shareholder value.

•	Encourage Teamwork. Reward teamwork and collaboration among executives to benefit customers and shareholders through the alignment of incentives across the executive team.
Independent Compensation Consultant
For 2023, the Compensation and Leadership Development Committee retained Meridian to evaluate and provide advice with respect to our executive compensation program. At the Committee’s request, Meridian reviewed the Company’s executive compensation and benefit programs, advised on potential peer companies, analyzed base salaries and variable pay relative to market data and peer companies, advised on compensation practices of peer companies and performed other activities related to executive compensation as requested by the Committee. Meridian neither determined, nor recommended, the amount of any executive’s compensation. The Committee retains the sole authority to select, retain, direct, or dismiss any executive compensation consultant engaged by the Committee. In addition, annually, the Committee reviews the performance of any compensation consultant engaged by the Committee and confirms that any such consultant remains independent and free from conflicts of interest that would prevent the consultant from independently representing the Committee.
Role of Peer Group
The Committee evaluates the Company’s compensation program against peer companies because the Committee believes that peer companies represent the types of companies with which Evergy competes for executive-level talent and capital and that have similar businesses as Evergy. To select the peer companies, the Committee identifies companies with a size and business mix similar to the Company and then assesses those potential peer companies by annual revenues, market value and percentage of total revenues from regulated electric operations, among other factors. The Committee used the following peer group in connection with 2023 compensation decisions, which was the same peer group used in 2022.
Alliant Energy Corporation	DTE Energy Company	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	Portland General Electric Company
Black Hills Corporation	Eversource Energy	PPL Corporation
CenterPoint Energy, Inc	NiSource Inc.	WEC Energy Group, Inc.
CMS Energy Corporation	OGE Energy Corp.	Xcel Energy Inc.
Executive Compensation | Compensation Philosophy, Objectives, and Process | Evergy 2024 Proxy Statement 39

The Compensation Process
Our Compensation and Leadership Development Committee charter provides that, on an annual basis, the Committee is responsible for evaluating, and recommending for approval by the non-management members of the Board, Chief Executive Officer compensation, incentives, and benefits. The charter further provides that, on an annual basis, the Committee is responsible for evaluating and approving the same for our other NEOs and for evaluating and advising our Chief Executive Officer on compensation, incentives, and benefits for all other officers.
In 2022, the management team retained Willis Towers Watson, PLC (“Willis Towers Watson”) to conduct a competitive market assessment of our executive officer compensation program in preparation for 2023 compensation discussions. The competitive market assessment reviewed base salary and target short-term incentives, long-term incentives, total cash compensation and total direct compensation. To conduct this analysis, Willis Towers Watson provided market data from its 2022 Energy Services Executive Compensation Database, which is an annual compilation of compensation for executive officer positions at a broad group of energy and utility companies nationwide. Willis Towers Watson obtained data from its database for positions that in its judgment most closely corresponded to the duties and responsibilities associated with each of our officer positions. Willis Towers Watson then adjusted the data to account for the different total revenues of the companies in its database as compared to our projected revenues.
Meridian reviewed the work of Willis Towers Watson and provided input on the benchmark matches and methodologies. Meridian also reviewed data derived from the 2022 annual proxy statements and other public filings for companies in our peer group. The data was used to compare the proposed compensation levels of our executive officers against the compensation of corresponding executive officers of companies in the peer group. These comparisons allowed for determinations of the overall market competitiveness of our proposed executive officer compensation program. The Committee and Board had full authority to adjust any of the recommendations from Meridian and provide final decisions with respect to compensation.
Based in part on the foregoing work and analysis, the Committee approved the 2023 salaries, target short-term incentive compensation (expressed as a percentage of base salary) and target long-term incentive compensation (expressed as a percentage of base salary) for each of the NEOs, other than the Chief Executive Officer. In addition, based on the foregoing work and analysis, and on the Committee’s recommendation, the non-management members of the Board approved the 2023 salary, target short-term incentive compensation (expressed as a percentage of base salary) and target long-term incentive compensation (expressed as a percentage of base salary) for Mr. Campbell.
Role of Executive Officers
While the Chief Executive Officer at times attends meetings of the Committee, he is not a member and does not vote on Committee matters. In addition, there are portions of Committee meetings when the Chief Executive Officer is not present, such as when the Committee meets in closed executive session or discusses the Chief Executive Officer’s performance or individual compensation. The Chief Executive Officer’s compensation levels and performance goals are recommended by the Committee for approval by the non-management members of the Board. In the ordinary course of their job responsibilities, the Chief Executive Officer and other executive officers play a role in the design and evaluation of the Company’s compensation programs and policies. For example, because of their extensive knowledge of the Company and its operations, these executives are in a position to suggest to the Committee operational and financial measures that align annual compensation with value for shareholders and customers. Notwithstanding this involvement, all compensation decisions for the Chief Executive Officer and the other NEOs are ultimately made by the Committee or the non-management members of the Board.
Executive Compensation | Compensation Philosophy, Objectives, and Process | Evergy 2024 Proxy Statement 40

Summary and Analysis of Executive Compensation
The primary elements of our executive compensation program are summarized below.
Compensation Component	Description		Objective
Cash Compensation
Base Salary	◾	Fixed compensation that is reviewed annually taking into consideration peer compensation information and individual performance	◾	Provide competitive level of fixed cash compensation
			◾	Recognize job responsibilities and proficiency in role
	◾	Aligned within a reasonable range of market median	◾	Attract and retain talent
Short-Term Incentives	◾	Variable compensation earned based on performance against pre-established objectives	◾	Incentivize behaviors that contribute to achievement of annual financial and operational performance goals in pursuit of shareholder value and strong operational performance
			◾	Attract and retain talent
Equity Compensation
Restricted Stock Units	◾	75% of annual grants are performance-based, and 25% are time-based RSUs	◾	Incentivize creation of long-term shareholder value
			◾	Align compensation with shareholder interests
	◾	Annual grants have three year “cliff” vesting
			◾	Build stock ownership and create forfeitable retention incentive
			◾	Attract and retain talent
Other Compensation Components
Deferred Compensation	◾	Unfunded, non-qualified plan that allows all officers to defer the receipt of certain cash compensation	◾	Attract and retain talent
			◾	Provide compensation deferrals in a tax-efficient manner
Retirement Benefits	◾ Pension plan* ◾ 401(k) plan		◾ Provide competitive total rewards package ◾ Attract and retain talent
Change-in-Control Benefits	◾	Payments in the event of (i) change-in-control and (ii) qualifying termination of employment	◾	Facilitate smooth transitions
			◾	Attract and retain talent
Executive Severance Benefits	◾	Payments in the event of termination of employment without Cause	◾	Align executive interests with shareholder interests
			◾	Facilitate smooth transitions
			◾	Attract and retain talent
Other Benefits	◾	Financial planning services / health physicals	◾	Provide competitive total rewards package
	◾	Standard benefits, such as medical, life insurance and disability	◾	Attract and retain talent
*	The pension plans were closed to new hires at Kansas City Power & Light Company (“KCP&L”) as of January 1, 2014 and Westar Energy, Inc. (“Westar Energy”) as of May 31, 2018.
Cash Compensation
Cash compensation for our NEOs includes a market-competitive base salary and performance-based short-term incentives. The Committee believes that, in general, cash compensation should comprise an increasingly smaller percent of total compensation as officers move to higher levels of responsibility.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 41

Base Salary
The Committee reviewed market data in December 2022, and based in part on the market data, the Committee approved the following annual base salaries for 2023.
Name	2023
Mr. Campbell President and Chief Executive Officer	$1,056,000
Mr. Andrews Executive Vice President and Chief Financial Officer	$726,500
Mr. Bryant Executive Vice President and Chief Operating Officer	$637,500
Mr. Caisley Senior Vice President, Public Affairs and Chief Customer Officer	$532,500
Ms. Humphrey Senior Vice President, General Counsel and Corporate Secretary	$541,000
Annual Incentive Plan
Our AIP is a “short-term incentive plan” and is based upon a mix of financial and operational metrics that the Committee believes drive the creation of shareholder value and customer satisfaction. Because of their extensive knowledge of the Company and its operations, management recommends objectives in the AIP to the Committee. The Committee reviews management’s recommendations and provides input and feedback, as appropriate, and final recommendations are reviewed and approved by the Committee. As part of the review, the Committee analyzes risks associated with the AIP. In establishing final objectives and targets, the Committee seeks to ensure that:
•	incentives are aligned with the strategic goals approved by the Board;
•	targets are sufficiently ambitious, but strike an acceptable balance between risk and reward; and
•	incentive payments, assuming target levels are met, will be consistent with the compensation objectives established by the Committee.
The 2023 AIP provided for financial, safety, operational and customer experience objectives. Financial objectives had a weighting of 65%, safety objectives had a weighting of 12.5%, operations objectives had a weighting of 15%, and customer experience objectives had a weighting of 7.5%. A modifier related to DE&I objectives was also included and could affect the weighted payout by plus or minus 10%.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 42

The AIP provides for 100% payout for target performance for each objective, 50% for threshold performance, 150% for stretch performance, and 200% for maximum or superior performance. Objective performance is interpolated between performance levels. Objective performance achievement that is less than threshold achievement results in a zero payment for that objective. Additional information and results for the 2023 AIP are described below.
Objective	Measure	Incremental Weight %	Weight %	Threshold 50%	Target 100%	Stretch 150%	Superior 200%	Actual Result	Weighted Payout
1. Financial	Adjusted EPS for Incentive Compensation		32.5%	$3.45	$3.65	$3.80	$3.95	$3.55	24.4%
	Adjusted NFOM (Non-Fuel Operating and Maintenance) Expense for Incentive Compensation		32.5%	$999.7	$962.5	$938.60	$914.5	$918.3	62.4%
2. Safety	DART (Days Away, Restricted, or Transferred Rate)	9.375%	12.5%	0.69	0.46	0.32	0.18	0.89	0.0%
	PVAR (Preventable Vehicle Accident Rate)	3.125%		1.20	1.10	1.00	0.90	1.71	0.0%
				Safety payout reduced by 50% of performance in the event of a fatality.
3. Operations	SAIDI (System Average Interruption Duration Index)	3.750%	7.5%	112	105	98	93	94	7.1%
	SAIFI (System Average Interruption Frequency Index)	3.750%		1.10	1.05	1.00	0.95	1.01	5.3%
	Unplanned Commercial Availability Factor		7.5%	89%	93%	95%	96%	94%	7.5%
4. Customer Experience	JD Power; Residential Customer Satisfaction (absolute)	1.500%	7.5%	731.0	740.0	749.0	753.0	705.9	0.0%
	JD Power; Residential Customer Satisfaction (relative)	1.500%		9	5	3	1	12	0.0%
	Business Customer Satisfaction Surveys	2.250%		8.84	8.89	8.94	8.97	8.73	0.0%
	Call Center Survey	2.250%		4.21	4.31	4.41	4.46	4.22	1.2%
	Weighted Achievement %		100.0%						107.9%
Modifiers
Diversity, Equity, and Inclusion	Committee discretionary adjustment Advancement across three pillars: 1. Marketplace (Supplier Diversity) 2. Workplace (Development & Engagement) 3. Workforce (Talent Pipeline)	+/-10%
Percentage points additive to the results of objectives 1-4 above.

No modifications were applied in respect of this modifier to the weighted payout for 2023. The Committee noted sufficient progress along these pillars.

Overview of Changes for 2023 from 2022. For 2023, the Committee made a few changes to the AIP scorecard. Those changes included replacing Commercial Availability Factor with Unplanned Commercial Availability factor, which removes planned outages from the measure. The “Customer Experience” basket of measures were also modified. The J.D. Power Residential Customer Satisfaction was modified to include both the absolute score and ranking amongst the Midwest Large utility peer group. Both the Online Accounts and customers Enrolled for Outage Notifications were removed. Other changes included removing the 5-year Plan Key Performance Indicator modifier. Each of the elements of the 2023 AIP scorecard are discussed below.
Financial Metric 1: Adjusted EPS for Incentive Compensation. This metric remained consistent from 2022 to 2023, ensuring alignment with executives’ interests and shareholder interests. The goals established for 2023 were calculated based on the mid-point of the Company’s publicly-disclosed earnings guidance. Threshold was set $0.20 per share below target, target was set at a level that equated to the mid-point of the range and superior was set $0.30 per share above target, with stretch being set at the mid-point between target and superior. Adjusted EPS for incentive compensation in 2023 was $3.55, resulting in a weighted payout of 24.4%.
Adjusted EPS for incentive compensation is a financial measure that is not calculated in accordance with GAAP. “Adjusted EPS for incentive compensation” is calculated as EPS attributable to Evergy without (1) mark-to-market impact of non-regulated Jeffrey Energy Center economic hedges, (2) non-regulated energy marketing costs related to a February 2021 winter weather event, (3) customer refunds related to corporate-owned life insurance (“COLI”) rate credits, (4) electric subdivision rebate program costs refund, (5) short-term incentive compensation expense above or below the amount of
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 43

budget, and (6) the tax benefits attributable to these items. See Appendix B to this proxy statement for a reconciliation of this measure to EPS attributable to Evergy, the most directly comparable measure computed in accordance with GAAP. Our calculation of Adjusted EPS for purposes of determining executive compensation may differ from similarly titled financial measures that we publicly disclose.
Financial Metric 2: Adjusted NFOM Expense for Incentive Compensation. Non-fuel operating and maintenance (“NFOM”) expense impacts the Company’s financial results, and realizing NFOM expense savings is a key component of the Company business strategy. The Company’s primary subsidiaries are fully-integrated, regulated electric utilities, and prices are generally set by regulators. The Company’s regulators generally allow the Company to recover in rates, prudently-incurred costs to provide utility service, plus a reasonable return on invested capital. Accordingly, NFOM expenses, which are manageable, impact the Company’s financial results, and the Company’s business plan seeks to realize NFOM expense savings. Considering the importance of effectively managing NFOM on Evergy’s overall financial performance, the Company weighted this metric as 32.5% of the AIP for 2023.
“Adjusted non-fuel operating and maintenance expense for incentive compensation” is a financial measure that is not calculated in accordance with GAAP. Adjusted non-fuel operating and maintenance expense for incentive compensation, as used by the Company, is calculated as operating and maintenance expense less (1) non-regulated energy marketing costs related to a February 2021 winter weather event and (2) short-term incentive compensation expenses.
The target amount of adjusted NFOM expense for incentive compensation as defined above, was set at the 2023 budget. Actual adjusted NFOM expense for incentive compensation resulted in a 62.4% weighted payout for this metric. See Appendix B to this proxy statement for a reconciliation of this measure to operating and maintenance expense, the most directly comparable measure computed in accordance with GAAP.
Safety Metric 1 – DART. The Days Away, Restricted, or Transferred Rate (“DART”) is intended to incentivize maintaining a safety-conscious work environment and measures the percentage of working days that were missed due to injuries. This performance metric is valued at 75% of the overall safety metric, which is weighted at 12.5% of the AIP scorecard. The overall safety performance weighted at 12.5% would be reduced by 50% of performance in the event of a fatality. The targets for 2023 were set based on industry benchmarks and historical Company performance. The Company DART of 0.89 in 2023 resulted in no payout for this metric.
Safety Metric 2 – PVAR. The Preventable Vehicle Accident Rate (“PVAR”) is intended to incentivize proactively maintaining a safe work environment with vehicles and is a measure of preventable vehicle accidents. This performance metric is valued at 25% of the overall safety metric, which is weighted at 12.5% of the AIP scorecard. The Company PVAR was 1.71 in 2023, resulting in no payout for this metric.
Operations Metric 1 – SAIDI. System average interruption duration index (“SAIDI”) is an objective system reliability metric created by the Institute of Electrical and Electronics Engineers (“IEEE”) that measures, in minutes, the average outage duration for each customer that experienced an outage. The Committee used recent historical performance to establish target performance, with the superior goal within top quartile benchmarked performance. The Company’s SAIDI result in 2023 was 94 minutes, resulting in a 7.1% weighted payout for this metric.
Operations Metric 2 – SAIFI. System average interruption frequency index (“SAIFI”) is an objective system reliability metric created by the IEEE that measures the average outage interruptions per customer annually. The Committee used recent historical performance to establish target performance with stretch and superior performance requiring steady improvement. The Company achieved a SAIFI result of 1.01 outage interruptions per customer, resulting in a 5.3% weighted payout for this metric.
Operations Metric 3 – Unplanned Commercial Availability Factor. Unplanned Commercial Availability Factor is a measure of our generating fleet being available to the market, excluding planned outages, when market prices are favorable. This measure supports the Company’s initiative of keeping costs affordable for our customers. The Committee used industry benchmarks to set performance levels. The Company’s Unplanned Commercial Availability Factor was 94%. The Committee capped the performance of this metric at 100% achievement due to removing an outage at Jeffrey Units 1 and 2, to perform rotor inspections following a failure at Unit 3, resulting in a 7.5% weighted payout for this metric.
Customer satisfaction and the customer experience is important to the Company, and for 2023, the Committee refined the customer experience metric to include four measures as discussed below. The Customer Experience metric had a weighting of 7.5% of the AIP scorecard.
Customer Experience Metric 1 – Residential Customer Satisfaction (absolute score). Residential Customer Satisfaction is a measure of residential customer satisfaction factoring in power quality and reliability, price, billing and payment, corporate citizenship, communications, and customer care as computed by J.D. Power. The Residential Customer Satisfaction target
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 44

for 2023 was based on maintaining 2022 absolute score performance while litigating general rate reviews in our Kansas jurisdiction and navigating mandated residential time-of-use rates in our Missouri jurisdiction. The Company’s absolute J.D. Power score was 705.9, resulting in no payout for this metric.
Customer Experience Metric 2 – Residential Customer Satisfaction (relative score). This second Residential Customer Satisfaction metric was based on Evergy’s score relative to other similar utilities. The Residential Customer Satisfaction target for 2023 was based on maintaining 2022 relative performance to the Large Midwest utility peer group while litigating general rate reviews in our Kansas jurisdiction and navigating mandated residential time-of-use rates in our Missouri jurisdiction. The Company’s relative J.D. Power rank was 12th, resulting in no payout for this metric.
Customer Experience Metric 3 – Business Customer Satisfaction. The Business Customer Satisfaction metric is a measure based on internally sourced surveys conducted with our large industrial and commercial customers. Target performance was set at 2022 performance at 8.89, on a scale of 0 to 10, with stretch and superior performance all requiring steady improvement. The Company achieved a score of 8.73, resulting in no payout for this metric.
Customer Experience Metric 4 – Call Center Surveys. Call Center Surveys is an internally sourced survey targeting customers that have interacted directly with one of our two contact centers. The measure is scored on a scale of 1-5, with 5 being the highest score of satisfaction with the call center interaction. Target performance was set at 2022 actual results. The Company achieved a score of 4.22, resulting in a 1.2% weighted payout.
Modifiers. With respect to the DE&I modifier, the Committee noted sufficient progress and performance along all pillars. Thus, the Committee elected not to modify the payments as determined under the scorecard. The Committee will continue to monitor progress in these areas.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 45

Targets and awards earned by each NEO for the 2023 AIP are shown below.
Name	Base Salary ($)	2023 Incentive Award at Target (Percent of Annual Base Salary)	2023 Actual Award As a Percent of Target bonus	2023 Annual Award Paid ($)
Mr. David A. Campbell President and Chief Executive Officer	1,056,000	125%	107.9%	1,424,280
Mr. Kirkland B. Andrews Executive Vice President and Chief Financial Officer	726,500	100%	107.9%	783,894
Mr. Kevin E. Bryant Executive Vice President and Chief Operating Officer	637,500	80%	107.9%	550,290
Mr. Charles A. Caisley Senior Vice President, Public Affairs and Chief Customer Officer	532,500	65%	107.9%	373,442
Ms. Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary	541,000	65%	107.9%	379,484
Equity Compensation
General
The Committee approves long-term incentive compensation for our officers who are in positions to make positive contributions to our long-term performance and to create shareholder value. The Committee believes RSUs accomplish our long-term executive compensation program objectives because they:
•	align the interests of management directly with those of our shareholders;
•	focus management’s efforts on performance that will create long-term shareholder value and sustain increases in the price of our common stock and our ability to pay dividends;
•	provide a competitive long-term incentive opportunity;
•	offer clear, transparent accounting; and
•	provide a retention incentive for key employees because the RSUs vest over time and will be forfeited in whole or in part if an officer’s employment terminates prior to vesting.
Equity awards, which are made under our shareholder-approved LTIP, are generally targeted near the median range of awards granted to officers at our peer group companies. While our NEOs are eligible for equity awards under the LTIP, none of them has any right to be granted awards.
The Committee grants equity incentives generally effective within the first few business days in March of each year and uses a mix of time-based RSUs (25% for 2023) and performance-based RSUs (75% for 2023) that are paid on the basis of the attainment of performance goals and satisfaction of other standard criteria. RSUs generally “cliff” vest in three years from the respective dates of grant, subject to satisfaction of the award terms, such as continued employment through the vesting date. Accumulated dividend equivalents on performance-based RSUs are paid in cash at the same time as the vesting of the earned performance-based RSUs, if any. Dividend and/or dividend equivalents accrued on all time-based RSUs are reinvested during the vesting period and are subject to the same restrictions as the associated restricted stock unit.
Performance-based RSUs can be earned at the end of the performance period from 0% to 200% of the target number of RSUs granted, depending on actual performance. The performance is measured over a three-year performance period beginning on January 1 of the grant year and ending on December 31 of the second year following the grant year. Performance is measured on a calendar year basis to align with Evergy’s fiscal year. Accordingly, at the end of any given calendar year, the performance objective related to performance-based units may be satisfied, but the performance-based units will not vest, if at all, until the following March, subject to satisfaction of the award terms.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 46

The 2023 performance-based RSUs contained three performance objectives. (1) Evergy’s TSR relative to the companies included in the EEI Index over the three-year performance period (60% performance-based weighting), (2) Evergy’s 3-year cumulative adjusted EPS relative to the Company’s long-term financial plan (33.3% performance-based weighting) and, (3) an environmental component that focuses on renewable energy generation (6.7% performance-based weighting). The environmental objective was added in 2022 to align with our stated environmental targets and our long-term business strategy.
Specific performance targets, as shown below, were set by the Committee; if actual performance falls between the specified performance levels, linear interpolation will be used to determine payouts. All performance objectives described below are tied to the Company’s long-term strategic plan.
To appropriately balance absolute TSR performance and relative performance, any payout related to the relative TSR measure for the performance period would be capped at 100% achievement if Evergy’s absolute TSR performance is negative.
Performance Objective 1 — Relative Total Shareholder Return	Weighting (Percent)	Threshold (25%)	Target (100%)	Stretch (150%)	Superior (200%)
Three Year Relative TSR versus Companies in the EEI Index	60.0%	25th Percentile	50th Percentile	70th Percentile	90th Percentile
The EPS targets shown below are based on September 2021 Investor Day EPS targets.
Performance Objective 2 — Three Year Cumulative Adjusted EPS	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Targets are percentage annual growth/ dollar amount of 3-yr cumulative EPS	33.3%	$11.51	$12.02	$12.33	$12.64
The environmental targets were based on renewable generation needs identified in Evergy’s most recent IRP. The Committee shall have the authority and discretion to determine performance outcomes between the various performance criteria and may revisit the targets if there are material changes from Evergy’s most recent IRP.
Performance Objective 3 — Environmental	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Additional wind and solar generation (either new development or PPA buy-ins)	6.7%	380 megawatts under construction and or in-service (or under contract for purchased power agreement buy-in) by year-end 2025	381-635 megawatts are under contract or placed in-service by year-end 2025 (new development or purchased power agreement buy-in)	635 megawatts are placed in-service with an additional 0-300 megawatts under contract by year-end 2025 (new development or purchased power agreement buy-in)	800 megawatts are placed in-service, with 450 megawatts or more under contract by year-end 2025 (new development or purchased power agreement buy-in)
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 47

Shown below are equity incentives granted to each of our NEOs in 2023. For 2023, 25% of the NEOs’ annual long-term incentive award was in the form of time-based RSUs and, to incentivize performance and align the NEOs’ interests with those of shareholders, 75% was in the form of performance-based RSUs.
	2023 Time-Based RSUs		2023 Performance-Based RSUs (Target)
Name	Dollars	Units(1)	Dollars	Units(1)
Mr. Campbell	1,188,000	19,415	3,564,000	58,245
Mr. Andrews	381,413	6,234	1,144,238	18,700
Mr. Bryant	334,688	5,470	1,004,063	16,409
Mr. Caisley	206,344	3,373	619,031	10,117
Ms. Humphrey	202,875	3,316	608,625	9,947
(1)
The number of units is calculated using the average closing price of our common stock for the calendar month immediately preceding the grant date that occurs on or around the first business day in March, or $61.19 per share for 2023.

2021 Performance-Based RSUs
In early 2021, performance-based RSUs were awarded to NEOs for the 2021 to 2023 performance period. The performance objectives for the 2021 performance-based RSUs were TSR relative to the companies included in the EEI Index over the three-year performance period (67.0% performance-based weighting) and Evergy’s 3-year cumulative adjusted EPS relative to the Company’s long-term financial plan (33.0% performance-based weighting). Payouts for the 2021 performance-based RSUs were earned according to the following schedules:
Performance Objective 1 – Total Shareholder Return	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Three Year TSR versus Companies in the EEI Index	67.0%	30th Percentile	50th Percentile	70th Percentile	90th Percentile
The EPS targets shown below were based on Sustainability Transformation Plan (STP) that was announced in Q3 of 2020.
Performance Objective 2 – Three Year Cumulative Adjusted EPS	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Targets are a dollar amount of 3-yr cumulative EPS	33.0%	$9.49	$10.54	$11.065	$11.59
In March 2024, a payout equal to 73.0% of the target number of shares granted was earned for the 2021 to 2023 performance period. As a result, our NEOs earned the number of shares noted in the table below.
Name	Target Amount at Grant (#)	Vested Amount (#)	Value Realized on Vesting ($)(1)	Accrued Dividends ($)
Mr. Campbell	58,694	42,847	2,236,613	299,393
Mr. Andrews	19,818	14,467	755,177	101,088
Mr. Bryant	17,412	12,711	663,514	88,818
Mr. Caisley	8,508	6,211	324,214	43,399
Ms. Humphrey	10,669	7,788	406,534	54,419
(1)	The value realized on vesting is calculated using the closing price of our common stock on December 31, 2023, or $52.20, which was the last day of the performance period.
Deferred Compensation
The Company’s DCP allows all officers, including NEOs, to defer the receipt of up to 50% of base salary and 100% of any cash incentive award. The earnings rate on deferral amounts is annually determined by the Committee and for 2023 was based on Moody's Long Term Corporate Bond Yield for Baa-rated corporate bonds. A discussion of the DCP begins on page 60.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 48

Retirement Benefits
Three of our NEOs participate in one of our tax-qualified, noncontributory defined benefit plans, and participate in other retirement plans if they were previously an officer of Great Plains Energy Incorporated (“Great Plains Energy”) (Messrs. Bryant and Caisley and Ms. Humphrey). Messrs. Campbell and Andrews participate in the Company’s 401(k) plan only. All are eligible to participate in the DCP.
Legacy Great Plains Energy NEOs
NEOs that were officers of Great Plains Energy participate in a defined benefit plan sponsored by Kansas City Power & Light Company (“KCP&L”), which became the Evergy Retirement Plan on June 4, 2018 (the “Evergy Retirement Plan”), and was available to all KCP&L non-union employees hired or rehired on or before December 31, 2013. Benefits under the Evergy Retirement Plan are based on each employee’s years of service and the average annual base salary over a specified period.
Evergy also has an unfunded Supplemental Executive Retirement Plan (“KCP&L SERP”) for executives who were formerly officers of Great Plains Energy. This unfunded plan provides the difference between the amount that would have been payable under the KCP&L Pension Plan (now the Evergy Retirement Plan) in the absence of Internal Revenue Service (“IRS”) tax code limitations and the amount actually payable under the KCP&L Pension Plan (now the Evergy Retirement Plan). It also provides a slightly higher benefit accrual rate than the KCP&L Pension Plan.
Change-in-Control Severance Agreements
The Committee believes that change-in-control severance agreements help ensure the continued service, dedication, and objectivity of our officers, including our NEOs, in the event of a transaction that would result in a change-in-control of the Company. These agreements support the objective assessment and execution of potential changes in Evergy’s strategy and enhance retention by reducing concerns about employment continuity. We believe these change-in-control arrangements also create incentives for our officer team to build shareholder value and to obtain the highest value possible should we engage in a transaction, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. All the agreements require a double trigger so that both a change-in-control and a termination (actual or constructive) of the executive’s employment must occur to trigger benefits. The agreements do not provide for a “gross up” payment to cover any excise taxes that could be payable in connection with payments and benefits received under the agreement.
Additional information, including a quantification of benefits that would have been received by NEOs had termination occurred on December 31, 2023, is found under the heading “Potential Payments Upon Termination or Change-in-Control” starting on page 61.
Executive Severance Plan
Pursuant to our Executive Severance Plan (“Severance Plan”), Evergy’s Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and any Vice President of Evergy who is appointed by the Evergy Board is entitled to certain benefits if the eligible officer’s employment is terminated by Evergy without Cause (as defined in the plan), other than in a situation that is governed by a change-in-control severance agreement.
Additional information, including a quantification of benefits that would have been received by the applicable executives had termination occurred on December 31, 2023, is found under the heading “Executive Severance Plan” starting on page 63.
No Employment Agreements
All of the Company’s executive officers, including the NEOs, are employed at will.
Perquisites and Generally Available Employee Benefits
Our NEOs are eligible to receive modest perquisites provided by or paid for by Evergy. These perquisites are generally consistent with those offered to executives at our peer group companies, and the Committee believes that they are important for retention and recruitment. The Committee also believes that Evergy, in general, benefits from these perquisites because the perquisites help promote the financial and physical health of our NEOs, thereby allowing them to focus on their jobs.
As shown in the Summary Compensation Table on page 53, all NEOs are eligible for comprehensive financial planning services up to a maximum of $18,375 and executive health physicals through three company selected providers. The NEOs are also eligible for employment benefits that are generally available to all employees, such as participation in a 401(k) plan and medical and life insurance.
Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 49

Committee Consideration of Compensation Program Risk
The Committee reviewed an analysis conducted by Meridian that analyzed the risks associated with Evergy’s compensation programs, including those for executive officers. This analysis concluded that the risks associated with Evergy’s compensation programs are not likely to have a material adverse effect on Evergy, and instead encourage overall balanced performance that supports sustainable shareholder value. Among the items the Committee considered were:
•	The AIPs for all employees (including officers) contain a diverse array of measures that focus on the fundamental aspects of our business.
•	The performance measures for all incentive compensation programs are directly tied to Evergy’s annual and long-term financial results and/or business plans.
•	The maximum amount payable to non-officer employees under our AIP are modest and balanced.
•
The design and administration of Evergy’s Energy Partners’ incentive plan includes appropriate risk mitigators, including a mixture of formulaic funding and the discretionary allocation of individual payments by an independent oversight committee, funding based on multiple metrics and a mandatory deferral of 30% of the award. For the 2023 plan year, 70% of the award is paid in March 2024, 20% in March 2025, and 10% in March 2026.

•	The officer compensation program design provides a balanced mix of cash and equity, annual and long-term incentives and diverse performance objectives.
•	Evergy currently does not grant stock options.
•	Evergy (for non-officers) and the Committee (for officers) have the ability to adjust cash and equity incentive program payouts if the payouts are not justified by performance.
•
Evergy has the ability to “clawback” officer annual incentive compensation and LTIP performance awards in the event of a restatement of or other inaccuracy in our financial statements in accordance with our clawback policy.

•	Officers are subject to share ownership and retention guidelines. All NEOs have met or are on track to meet these requirements.
•	The Board oversees Evergy’s ERM and mitigation programs, including the possible impacts of variables on the earnings of Evergy, which are important aspects of Evergy’s incentive compensation plans.
•	The officers’ AIP and LTIP performance grants have a “stretch” performance level to flatten the steepness of the performance payout curve and further reinforce the appropriate behavioral incentives.
•	Under the relative TSR performance-based RSUs, any payout is capped at target or 100% if TSR performance is negative even if a greater award is prescribed by the performance objectives.
Tax and Accounting Implications
In addition to our executive compensation objectives and design principles, we consider tax and accounting implications when designing and administering our compensation programs. One such consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1 million annually. Although the Committee considers tax deductibility in making its compensation decisions, the Committee does not believe that compensation decisions should be determined solely by the amount of compensation that is deductible for federal income tax purposes. As a result, the Committee retains the discretion to authorize payments that may not be deductible. The Committee also considers the accounting consequences of its compensation decisions.
Compensation Governance Practices
We believe our 2023 executive compensation decisions demonstrate our commitment to paying for performance and such decisions are further supplemented by sound compensation policies and practices, including:
•
Independent Committee. The Committee was comprised of four directors at the end of 2023, each of whom is independent under the Nasdaq listing standards, including the enhanced independence standards for members of the compensation committee, and a “non-employee director” under the Exchange Act.

Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 50

•	Independent Consultant. For 2023, the Committee directly retained Meridian, an independent compensation consultant, to evaluate, and provide advice with respect to, our executive compensation program.
•
Executive Sessions. Time is allocated at each regular Committee meeting for the Committee to meet in executive session without the presence of management. The Committee at times will include its independent compensation consultant or other advisors for all or a part of these sessions.

•	Board Review of Succession. The Committee and Board regularly review succession plans for our executive officers, including our NEOs.
•
Stock Ownership Guidelines. We have significant stock ownership and holding guidelines for all of our executive officers, to be achieved within five years of their initial appointment as an executive. Our Chief Executive Officer is expected to hold Evergy common stock equal to at least six times base salary within that period. Other executive officers, including the other NEOs, are expected to hold Evergy common stock equal to either two or three times their base salaries, as applicable.

•	Clawback Policy. We have the ability to recover cash incentive compensation and equity awards from senior executives in the event of a restatement of or other inaccuracy in our financial statements.
•	Risk Assessment of Compensation Plans. We annually conduct or review a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on us.
•
“Double Trigger” Change-in-Control Agreements. Our Change-in-Control Severance Agreements have a “double trigger” that requires both a change-in-control and qualifying termination of employment prior to the payment of severance benefits, if any.

•	No Tax “Gross-Ups” in Change-in-Control Agreements. The Change-in-Control Severance Agreements that govern future transactions do not contain any excise tax gross-up features.
•	No Employment Agreements. We do not have employment agreements with any of our executive officers, including the NEOs.
•
Standardized Equity Grant Schedule. Our annual equity grants occur in early March, which is after we release financial results for the prior fiscal year. In addition, equity incentives that are expressed as a dollar target are converted into equity awards using an average closing price of our stock over the preceding month, which minimizes the ability to use equity grants for speculative purposes.

•
Generally No Dividend Payments for Unvested Awards. Dividend and/or dividend equivalents are generally not paid on unvested performance awards, unless and until such awards vest. In addition, for time-based equity incentives, dividends that are reinvested in the form of additional time-based equity incentives are forfeited if the incentive does not vest.

•	No Stock Options. We do not currently grant stock options.
•	No Repricing or Backdating. If we were to grant stock options in the future, our LTIP prohibits the repricing of stock options without shareholder approval. We also do not backdate equity awards.
•
Alignment with Shareholder Interests. A significant portion of each executive officer’s compensation depends on our performance in an effort to align the economic interests of our executive officers with the interests of our shareholders.

•
Short Selling, Hedging and Pledging. Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock, and from pledging the same as collateral.

Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2024 Proxy Statement 51

Compensation Committee Report
The Compensation and Leadership Development Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on these reviews and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
March 4, 2024
Compensation and Leadership Development
Committee

Sandra A.J. Lawrence, Chair
B. Anthony Isaac
Senator Mary L. Landrieu
Sandra J. Price
Executive Compensation | Compensation Committee Report | Evergy 2024 Proxy Statement 52

Executive Compensation Tables
The following tables and narrative show the compensation awarded to and earned by our NEOs. We have omitted the column entitled “Option Awards” because our NEOs did not receive option awards during the years presented.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mr. David A. Campbell President and Chief Executive Officer	2023	1,055,510	—	4,598,132	1,424,280	—	60,802	7,138,724
	2022	1,029,423	—	4,314,667	1,487,063	—	57,164	6,888,316
	2021	980,769	1,250,000	7,306,661	1,487,500	—	113,152	11,138,082
Mr. Kirkland B. Andrews Executive Vice President and Chief Financial Officer	2023	726,341	—	1,476,304	783,894	—	138,438	3,124,976
	2022	717,163	—	1,369,255	828,713	—	138,262	3,053,393
	2021	592,308	1,200,000	4,146,489	833,000	—	125,131	6,896,928
Mr. Kevin E. Bryant Executive Vice President and Chief Operating Officer	2023	637,356	—	1,295,422	550,290	232,068	82,256	2,797,391
	2022	629,712	—	1,202,233	582,120	24,379	94,023	2,532,467
	2021	615,000	—	1,306,248	585,480	146,165	102,974	2,755,867
Mr. Charles A. Caisley Senior Vice President, Public Affairs and Chief Customer Officer	2023	532,163	—	798,722	373,442	231,714	61,682	1,997,724
	2022	514,711	—	719,171	386,694	9,983	67,698	1,698,257
	2021	462,154	—	1,275,428	386,750	156,470	59,082	2,339,884
Ms. Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary	2023	540,798	—	785,281	379,484	214,015	79,685	1,999,264
	2022	530,202	—	740,810	398,244	18,115	74,675	1,762,046
	2021	515,000	—	904,985	398,412	115,796	81,351	2,015,544
(1)
Mr. Campbell was hired as Evergy’s new President and Chief Executive Officer on January 4, 2021. Mr. Andrews was hired as Evergy’s Executive Vice President and Chief Financial Officer on February 22, 2021 (the “CFO Transition”). The amounts shown in this column for Mr. Campbell and Mr. Andrews reflect inducement cash bonuses granted pursuant to the offer letter for each.

(2)
The amounts shown in this column generally reflect the aggregate grant date fair values of equity awards granted each year, computed in accordance with the FASB ASC Topic 718. See note 10 to the consolidated financial statements included in our 2023 Annual Report, for a discussion of the assumptions used in calculating these amounts. The amounts shown exclude the effect of estimated forfeitures, as required by SEC rules. The number of time-based RSUs and performance-based RSUs awarded in 2023, together with their grant date values, is disclosed in the Grants of Plan-Based Awards during 2023 on page 55. These amounts do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEOs will receive from the long-term incentives. The actual compensation will be based on our common stock price at vesting and the performance level achieved with respect to the performance-based RSUs for the applicable performance period. The amounts shown in this column for 2023 reflect the values at the grant dates of time-based RSUs and performance-based RSUs based upon achieving the target level of performance, which was considered the probable outcome as of the grant date. The 2021 amounts shown for Mr. Andrews include $125,883 of common stock awarded for service as an independent non-employee director.

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 53

The following table shows the aggregate grant date fair value of 2023 performance-based RSUs assuming maximum levels of performance.
Name	2023 Performance-based RSUs ($)
Mr. Campbell	6,962,374
Mr. Andrews	2,235,324
Mr. Bryant	1,961,466
Mr. Caisley	1,209,346
Ms. Humphrey	1,189,024
(3)	The amounts shown in this column are cash awards earned under the Evergy incentive plans.
(4)
The amounts shown in this column include the aggregate of the increase in actuarial values of each of the officer’s benefits under our pension plans, or Restoration Plans, as applicable, and the above-market earnings on compensation that is deferred on a non-tax qualified basis. These values do not represent cash received by the NEOs in the indicated years. Year-over-year changes in pension value are driven in part by changes in actuarial assumptions. Following are the amounts of these items attributable to each NEO for 2023:

Name	Change in Pension Value ($)	Change in SERP ($)	Above Market Earnings on Deferred Compensation ($)
Mr. Campbell(a)	—	—	—
Mr. Andrews(a)	—	—	—
Mr. Bryant	101,109	127,589	3,370
Mr. Caisley	91,968	138,491	1,255
Ms. Humphrey	105,270	107,255	1,490
(a)
The pension plans were closed to new hires at KCP&L as of January 1, 2014 and Westar Energy as of May 31, 2018. Since Messrs. Campbell and Andrews’ employment began after those dates, they were not eligible to participate in the pension plans.

(5)
These amounts include the value of perquisites and personal benefits that are not available on a non-discriminatory basis to all employees, as well as other compensation items discussed in this footnote. The amounts in this column consist of, as applicable for each NEO: (A) employer match of employee contributions to our 401(k) plans, Messrs. Campbell and Andrews also receive a nonelective employer contribution of 4%; (B) employer match applying the 401(k) matching formula to deferred amounts above the IRS limits to our DCP, as described in the “Nonqualified Deferred Compensation” section of this proxy; (C) executive financial planning services; (D) parking; (E) matched charitable donations; (F) executive health physicals; and (G) reimbursement for transition expenses pursuant to the offer letter for Mr. Andrews. All amounts shown are in dollars and any variance from the offer letter is due to imputed income timing.

Name	(A)	(B)	(C)	(D)	(E)	(F)	(G)	Total
Mr. Campbell	33,000	—	18,358	3,444	1,500	4,500	—	60,802
Mr. Andrews	33,000	—	—	—	—	—	105,438	138,438
Mr. Bryant	19,800	40,073	18,375	1,608	2,400	—	—	82,256
Mr. Caisley	19,800	35,352	3,300	1,380	1,850	—	—	61,682
Ms. Humphrey	19,800	36,555	16,200	1,380	1,250	4,500	—	79,685
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 54

The following table provides information with respect to plan-based awards made by Evergy in 2023. We omitted the “All Other Option Awards: Number of Securities Underlying Options” and “Exercise or Base Price of Option Awards” columns because we did not grant any stock options in 2023.
Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Mr. Campbell	February 13, 2023(1)	660,000	1,320,000	2,640,000	—	—	—	—	—
	March 1, 2023(2)	—	—	—	17,474	58,245	116,490	—	3,481,187
	March 1, 2023(3)	—	—	—	—	—	—	19,415	1,116,945
Mr. Andrews	February 13, 2023(1)	363,250	726,500	1,453,000	—	—	—	—	—
	March 1, 2023(2)	—	—	—	5,610	18,700	37,400	—	1,117,662
	March 1, 2023(3)	—	—	—	—	—	—	6,234	358,642
Mr. Bryant	February 13, 2023(1)	255,000	510,000	1,020,000	—	—	—	—	—
	March 1, 2023(2)	—	—	—	4,923	16,409	32,818	—	980,733
	March 1, 2023(3)	—	—	—	—	—	—	5,470	314,689
Mr. Caisley	February 13, 2023(1)	173,050	346,100	692,200	—	—	—	—	—
	March 1, 2023(2)	—	—	—	3,035	10,117	20,234	—	604,673
	March 1, 2023(3)	—	—	—	—	—	—	3,373	194,049
Ms. Humphrey	February 13, 2023(1)	175,850	351,700	703,400	—	—	—	—	—
	March 1, 2023(2)	—	—	—	2,984	9,947	19,894	—	594,512
	March 1, 2023(3)	—	—	—	—	—	—	3,316	190,769
(1)	Reflects potential payments under our 2023 AIP, measured at the grant date. The actual amounts earned for 2023 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)
Consists of performance-based RSUs under the LTIP, for the 2023-2025 performance period that vest on March 1, 2026. Performance-based RSUs are payable in common stock, cash, or a combination of stock and cash after the end of the performance period. 60% of RSUs granted are earned based on Evergy’s three-year TSR compared to the EEI Index, 33.3% of RSUs granted are earned based on Evergy’s cumulative adjusted EPS over the three-year performance period, and the remaining 6.7% of RSUs granted is dependent on achievement of an environmental measure based on adding renewable generation capacity. The awards can range from 0% to 200% of the target number of RSUs granted. Dividend equivalents will be paid in cash after the end of the period on the number of shares earned. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures), reflects the target number of shares and is $61.26 per share for the 60% subject to TSR and $57.53 per share for the 40% measured according to adjusted EPS and environmental factors.

(3)
Consists of time-based RSUs under the LTIP that vest on March 1, 2026. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $57.53 per share.

Narrative Analysis of Summary Compensation Table
and Grants of Plan-Based Awards Table
See the “Compensation Discussion and Analysis” portion of this proxy statement for further information regarding the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 55

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2023. There are no outstanding options.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Mr. Campbell	105,028	5,482,458	113,424	5,920,733
Mr. Andrews	52,818	2,757,101	36,211	1,890,214
Mr. Bryant	30,495	1,591,851	31,784	1,659,125
Mr. Caisley	26,670	1,392,176	19,314	1,008,191
Ms. Humphrey	20,342	1,061,857	19,421	1,013,776
(1)	Includes reinvested dividends and/or dividend equivalents on RSUs that carry the same restrictions.
(2)
Reflects time-based RSUs granted by Evergy, that were not vested as of December 31, 2023. The following table provides the grant and vesting dates and number of unvested shares (including reinvested dividend shares) for each of the outstanding grants as of December 31, 2023. Also included are Evergy performance-based RSUs, which, as of December 31, 2023, were earned but not yet vested.

Name	Grant Date	Vesting Date	Number of Shares That Have Not Vested(b)
Mr. Campbell	March 2, 2021	March 2, 2024	42,847
	March 2, 2021	March 2, 2024	21,950
	March 1, 2022	March 1, 2025	19,940
	March 1, 2023	March 1, 2026	20,292
Mr. Andrews	February 22, 2021	February 22, 2024 (a)	18,096
	March 2, 2021	March 2, 2024	14,467
	March 2, 2021	March 2, 2024	7,411
	March 1, 2022	March 1, 2025	6,328
	March 1, 2023	March 1, 2026	6,515
Mr. Bryant	March 2, 2021	March 2, 2024	12,711
	March 2, 2021	March 2, 2024	6,512
	March 1, 2022	March 1, 2025	5,556
	March 1, 2023	March 1, 2026	5,717
Mr. Caisley	March 2, 2021	March 2, 2024	6,211
	March 2, 2021	March 2, 2024	3,182
	August 12, 2021	August 12, 2024	10,428
	March 1, 2022	March 1, 2025	3,324
	March 1, 2023	March 1, 2026	3,525
Ms. Humphrey	March 2, 2021	March 2, 2024	7,788
	March 2, 2021	March 2, 2024	3,991
	December 15, 2021	December 15, 2024	1,674
	March 1, 2022	March 1, 2025	3,424
	March 1, 2023	March 1, 2026	3,466
(a)
Mr. Andrews was granted an inducement equity award of RSUs under LTIP valued at $2.6 million with the number of RSUs calculated based on the closing price of Evergy common stock upon signing his offer letter. The first tranche of RSUs vested on February 22, 2022 and the second tranche of RSUs vested on February 22, 2023. Assuming continued employment through the applicable vesting date, the third tranche of RSUs will vest on February 22, 2024.

(b)	Totals may not add due to rounding.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 56

(3)	The value of the shares is calculated by multiplying the number of shares by the closing market price as of December 31, 2023, which was $52.20.
(4)
Reflects, at target, performance-based RSUs granted by Evergy in 2022 and 2023. The following table summarizes the number of performance-based RSUs for each of the outstanding grants, at target, as of December 31, 2023.

Name	Performance Period	Number of Shares(a)
Mr. Campbell	2022-2024	55,179
	2023-2025	58,245
Mr. Andrews	2022-2024	17,511
	2023-2025	18,700
Mr. Bryant	2022-2024	15,375
	2023-2025	16,409
Mr. Caisley	2022-2024	9,197
	2023-2025	10,117
Ms. Humphrey	2022-2024	9,474
	2023-2025	9,947
(a)	The number of shares actually earned for each applicable performance period is determined shortly following the end of the performance period based on achievement of the performance objectives.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 57

Vested Stock Awards
The following table provides information regarding the vesting of stock awards, restricted stock or RSUs held by each of the NEOs during 2023. The market value of the shares is based on our closing stock price on the date of vesting (or the trading day immediately preceding the date of vesting in instances where the date of vesting was not a trading day). We have omitted the “Option Awards” columns because our NEOs do not hold options.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Campbell(a)	18,018	940,540
Mr. Andrews(b)	17,314	1,054,942
Mr. Bryant(c)	12,655	753,352
Mr. Caisley(c)	3,996	237,882
Ms. Humphrey(c)	8,881	528,686
(a)	The third tranche of RSAs granted as an inducement to Mr. Campbell pursuant to his offer letter vested on December 31, 2023.
(b)	The second tranche of RSUs granted as an inducement to Mr. Andrews pursuant to his offer letter vested on February 22, 2023.
(c)
In 2020, Messrs. Bryant and Caisley and Ms. Humphrey were awarded performance-based RSUs by Evergy for the 2020 to 2022 performance period. Messrs. Campbell and Andrews were not employees of Evergy at the time of the grants in 2020 and, therefore, did not participate in the program. The 2020 performance-based RSUs, which achieved an 83.1% payout and vested in March 2023, are reflected in the table.

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Pension Benefits
Certain of our NEOs participate in our tax-qualified, non-contributory defined benefit plans, and may participate in other retirement plans depending on whether they were previously an officer of Great Plains Energy or Westar Energy. Messrs. Campbell and Andrews are not eligible for pension benefits since they were employed after closure of the pension plans in 2014 and 2018 respectively. Accordingly, neither appears in the table below. The following table sets forth, at December 31, 2023, the present value of accumulated benefits payable to each of our NEOs under the applicable plans. Additional information about the plans and assumptions follows the table.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Bryant	Evergy Retirement Plan	20.0	508,254	—
	KCP&L SERP	20.5	670,393	—
Mr. Caisley	Evergy Retirement Plan	16.0	449,983	—
	KCP&L SERP	16.0	501,051	—
Ms. Humphrey	Evergy Retirement Plan	16.9	542,571	—
	KCP&L SERP	16.9	640,340	—
Evergy Retirement Plan
The Evergy Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that resulted from the merger of previous standalone company plans. The Evergy Metro Plan of Benefits is for Evergy Metro non-union employees hired or rehired on or before December 31, 2013. In 2007, Evergy Metro non-union employees who participated in the plan were given a one-time election to remain in their existing Retirement Plan and 401(k) plan (“Old Retirement Plan”) or choose a new retirement program that includes a slightly reduced benefit accrual formula under the Evergy Retirement Plan paired with an enhanced benefit under the Evergy 401(k) plan (“Current Retirement Plan”). Mr. Bryant, Mr. Caisley, and Ms. Humphrey elected to participate in the Current Retirement Plan. Benefits under the Evergy Retirement Plan are based on the participant’s years of service and the average annual base salary over a specified period. Evergy Metro participants who elected to remain in the Old Retirement Plan and retire after they reach 65, or whose age and years of service at or after age 52 add up to 85 (the “Rule of 85”), are entitled under the Evergy Retirement Plan to a total monthly annuity for the rest of their life (a “single life” annuity) equal to 50% of their average base monthly salary for the period of 36 consecutive months in which their earnings were highest. This reflects an accrual rate of 1.67% per year, capped at 30 years of service. The 50% single life annuity will be proportionately reduced if years of credited service are less than 30. Participants may also elect to retire and receive an unreduced benefit at age 62 with at least 5 years of credited service, in which case the benefit is based on their average base monthly salary for the period of 48 consecutive months in which their earnings were highest. Participants may also elect early retirement benefits if they retire between the ages of 55 and 62; in such a case the benefit is reduced by 3% for each year that commencement precedes age 62. Participants may elect other annuity options, such as joint and survivor annuities or annuities with payments guaranteed for a period of time. The present value of each annuity option is the same; however, the monthly amounts payable under these options are less than the amount payable under the single life annuity option. Participants also may elect to receive their retirement benefits in a lump sum equal to the actuarial equivalent of a single life pension under the Evergy Metro Plan of Benefits.
Participants such as Mr. Bryant, Mr. Caisley, and Ms. Humphrey, who elected the Current Retirement Plan, retained the benefit they accrued as of December 31, 2007, under the old formula with the old early retirement reductions. Participants in the Current Retirement Plan earn a benefit equal to 1.25% of their final average base earnings (averaged over 48 consecutive months), multiplied by the years of credited service earned after 2007. There is no cap on the years of credited service that can be earned. Participants under the Current Retirement Plan may begin receiving their retirement benefit at age 55, but with a 5% per year reduction for each year before age 62. There is no Rule of 85 for post-2007 accrued benefits; however, participants may receive post-2007 accrued benefits (subject to the 5% per year reduction if they retire at or after age 55 and before age 62) when they start receiving pre-2008 accrued benefits. Participants in the Current Retirement Plan may elect to receive their accrued benefits in the form of one of the annuities described in the preceding paragraph or in a lump sum.
We calculated the amounts in the Present Value of Accumulated Benefit column in the Pension Benefits table above based on the same assumptions used for financial reporting purposes with respect to the Evergy Retirement Plan in our 2023 consolidated financial statements. For each NEO we calculated the present value of their accrued pension benefit as
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 59

of December 31, 2023, using a discount rate of 5.34% and use of the Pension Protection Act mortality and lump sum interest rate tables. Benefits were assumed to commence at the later of the age of such officer as of December 31, 2023, or the earliest unreduced retirement age (62) and be paid in a lump sum 90% of the time and a life annuity 10% of the time.
KCP&L SERP
The KCP&L SERP is unfunded and provides out of general assets an amount substantially equal to the difference between the amount that would have been payable under the KCP&L Pension Plan in the absence of tax laws limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the KCP&L Pension Plan. For participants under the Old Retirement Plan, it adds an additional one-third percent of highest average annual base salary for each year of credited service when the executive was eligible for supplemental benefits, up to a maximum of thirty (30) years, and also makes up the difference (if any) between using a 36-month earnings averaging period and the averaging period used for the participant’s benefits under the KCP&L Pension Plan. Participants under the Current Retirement Plan receive this same benefit; however, there is no cap on the years of credited service for benefits accrued after 2007. Participants may elect the timing of the receipt of their benefits, as well as the form of their benefits (a lump sum payment or a variety of annuity options, all of which have the same present value). Mr. Bryant, Mr. Caisley, and Ms. Humphrey have elected to receive their benefits in a lump sum upon separation from service. For participants who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment of benefits accrued prior to 2005 will be made, or commence, when they separate from service; payment of benefits accrued after 2004 will be made, or commence, on the first business day of the seventh calendar month following their separation from service.
The present value of the accumulated benefits under the KCP&L SERP with respect to each of the participant NEOs is based on the following assumptions: retirement at the later of the age of such officer as of December 31, 2023, or age 62, full vesting of accumulated benefits, a discount rate of 5.43% and use of the Pension Protection Act mortality and lump sum interest rate tables.
Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last FYE ($)(4)
Mr. Campbell	—	—	—	—	—
Mr. Andrews	—	—	—	—	—
Mr. Bryant	19,125	40,073	41,097	—	819,159
Mr. Caisley	53,255	35,352	16,784	(79,595)	402,401
Ms. Humphrey	54,096	36,555	21,810	(214,359)	498,045
(1)
The entire amount shown for each NEO is included in the 2023 salary and non-equity incentive plan compensation information shown for such person in the Summary Compensation Table. To provide consistency with the Summary Compensation Table, this table shows deferrals of compensation earned in 2023 (whether paid in 2023 or 2024). Mr. Campbell and Mr. Andrews did not participate in the Non-Qualified Deferred Compensation Plan in 2023. The amounts of 2023 salary deferred are: Mr. Bryant $19,125; Mr. Caisley $53,255; and Ms. Humphrey $54,096. The amounts of 2023 deferred non-equity incentive award compensation paid in 2024 are: Mr. Bryant $16,509; Mr. Caisley $37,344; and Ms. Humphrey $37,948. Mr. Caisley and Ms. Humphrey received payments of their respective deferred compensation in the amounts shown.

(2)	The entire amount shown in this column for each NEO is included in the amount shown for each NEO in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Only the above-market earnings are reported in the Summary Compensation Table. The above-market earnings were: Mr. Bryant, $3,370; Mr. Caisley, $1,255; and Ms. Humphrey $1,490.
(4)
The following amounts reported in this column were reported as compensation to the NEOs in the Summary Compensation Table for previous years: Mr. Bryant, $163,856 (2022) and $154,243 (2021); Mr. Caisley, $135,951 (2022) and $125,951 (2021); Ms. Humphrey, $69,321 (2021) (Ms. Humphrey was not a NEO in 2022).

Our DCP is a nonqualified and unfunded plan. It allows officers, including our NEOs, to defer the receipt of compensation. All participants can defer up to 50% of their January 1 base salary and up to 100% of awards under the AIP. A participant may receive a matching contribution in an amount equal to 100% of the first 6% of the base salary and AIP deferred, reduced by the amount of the matching contribution made for the year to the participant’s 401(k) account. An earnings rate is applied to the deferral amounts. This rate is determined annually by the Committee and for 2023 was based on Moody's Long Term Corporate Bond Yield for Baa-rated corporate bonds. The rate was set at 5.69% for 2023 and this interest rate applies to all deferral amounts, compounded daily. Prior to rendering the services to which deferred compensation relates, participants must elect to have the deferred compensation paid either at a specified date or upon separation from service. For participants, such as our NEOs, who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment will be made, or commence, on or after the first business day of the seventh calendar month
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following their separation from service. Mr. Campbell and Mr. Andrews elected not to participate in the DCP.
Potential Payments Upon Termination or Change-in-Control
In 2019, the Committee implemented change-in-control agreements, which were subsequently amended and restated in 2023 to conform to the new Nasdaq listing standard implementing the SEC’s Dodd-Frank rules covering the recovery of erroneously awarded incentive-based compensation (“Mandatory Clawback Policy”). For information on why the Committee believes change-in-control agreements are necessary and in the best interests of shareholders, see “Compensation Discussion and Analysis — Summary and Analysis of Executive Compensation — Change-in-Control Severance Agreements” above. Please refer to our 2023 Annual Report in Part IV – Item 15 – Exhibit 97 for a copy of Evergy’s updated Mandatory Clawback Policy.
Payments under Evergy Change-in-Control Severance Agreements
The change-in-control agreements that Evergy entered into with its officers, including its NEOs, specify the benefits payable in the event their employment is terminated within two years of a “Change-in-Control” or within a “protected period.” Generally, a “Change-in-Control” occurs if:
•	any person becomes the beneficial owner of at least 35% of our outstanding voting securities;
•	a change occurs in the majority of our Board;
•	a merger, consolidation, reorganization or similar transaction is consummated (unless our shareholders continue to hold at least 60% of the voting power of the surviving entity); or
•
a complete liquidation, complete dissolution or an agreement for the sale or disposition of substantially all of our assets occurs or is approved by our shareholders (unless our shareholders continue to hold at least 60% of the voting power after such disposition or sale).

A “protected period” starts when:
•	we enter into an agreement that, if consummated, would result in a Change-in-Control;
•	we, or another person, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;
•	any person becomes the beneficial owner of 10% or more of our outstanding voting securities; or
•	our Board, or our shareholders, adopt a resolution approving any of the foregoing matters or approving a Change-in-Control.
The protected period ends when the Change-in-Control transaction is consummated, abandoned, or terminated.
Our Change-in-Control arrangements are “double trigger,” meaning that benefits are only paid if we experience a Change-in-Control and the NEO’s employment is terminated by the Company other than for “Cause” or by the NEO for “Good Reason” within two years of a Change-in-Control or protected period. “Cause” includes:
•	fraud, embezzlement or material misappropriation of any funds, confidential information or property;
•
indictment for or the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or a misdemeanor involving fraud, embezzlement, theft, misappropriation or failure to be truthful;

•
any willful action or omission that (i) (a) would constitute grounds for immediate dismissal under any Evergy employment policy, (b) is a material violation of such policy and (c) in the determination of the Committee, could result in damage, liability or reputational harm to Evergy, including use of illegal drugs while on the premises of Evergy, or (ii) is a violation of sexual harassment laws or the internal sexual harassment policy of Evergy;

•	gross negligence or willful misconduct in performance of duties or in following reasonable instructions of the Board; or
•	any material breach or violation of any material provision of the restrictive covenants contained in the agreement.
An employee has “Good Reason” to terminate employment if:
•
there is any material and adverse reduction or diminution in position, authority, duties or responsibilities below the level provided at any time during the 90-day period before the “protected period;”

•	there is any reduction in annual base salary after the start of the “protected period” (unless such reduction is in connection with a company-wide reduction);
•	there is any material reduction in benefits below the level provided at any time during the 90-day period prior to the “protected period;”
•	the employee is required to be based at any office or location that is more than 70 miles from where the employee was based immediately before the start of the “protected period;” or
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 61

•	Evergy fails to require any successor to all or substantially all of the Company’s business or assets to assume expressly and agree to perform under the change-in-control agreements.
The change-in-control agreements do not provide to any officer a gross-up payment in connection with any excise taxes that may be imposed on payments and benefits received by the officer. Any change-in-control benefits payable under the agreement are subject to execution of an agreement by the officer releasing claims against Evergy as well as the officer’s compliance with certain covenants contained in the agreement, including confidentiality, non-competition, non-solicitation, non-disparagement and assistance to Evergy with respect to any disputes.
Under the change-in-control agreements, in the event of a triggering event, as described above and subject to other terms in the change-in-control agreements, an officer, including each NEO, would be entitled to accrued but unpaid compensation and other benefits, as well as a cash amount equal to the aggregate sum of (i) two times the officer’s highest annual base salary in effect during the twelve-month period prior to the date of termination (three times for Mr. Campbell), plus (ii) two times the officer’s five-year average short-term bonus (three times for Mr. Campbell), plus (iii) the value of any unvested portion of employer contributions made on behalf of the officer under Evergy’s DCP, plus (iv) the premium cost to cover the officer and, if applicable, his or her beneficiaries under Evergy’s health and welfare plans for two years.
The following table sets forth our payment obligations under the Evergy change-in-control agreements and other compensatory plans if, following a change-in-control, we terminate a currently serving NEO without “Cause” or the NEO leaves for “Good Reason.” The table does not include amounts that are due to the currently serving NEOs, such as accrued salary and amounts due under retirement and deferred compensation plans except as noted. The amounts shown in the table assume that the termination took place on December 31, 2023.
Potential Payments Upon Termination in Connection with a Change-in-Control
Benefit(1)(2)	Mr. Campbell ($)	Mr. Andrews ($)	Mr. Bryant ($)	Mr. Caisley ($)	Ms. Humphrey ($)
Two Times Salary	—	1,453,000	1,275,000	1,065,000	1,082,000
Three Times Salary	3,168,000	—	—	—	—
Two Times Bonus	—	1,666,000(3)	1,219,714	625,546	898,008
Three Times Bonus	4,462,500(3)	—	—	—	—
Annual Bonus	1,320,000	726,500	510,000	346,125	351,650
Retirement Benefit Enhancement(4)	99,000	66,000	240,128	209,934	697,398
Performance Share (Units) Vesting(5)	8,984,560	2,924,714	2,568,031	1,452,308	1,570,698
Restricted Stock (Units) Vesting(6)	3,245,865	2,001,917	928,349	1,067,970	655,304
Health and Welfare(7)	101,864	73,532	72,935	74,917	73,517
Accrued Vacation	46,708	29,339	43,522	18,689	20,808
Total	21,428,497	8,941,002	6,857,679	4,860,489	5,349,383
(1)	The NEOs receive two times (three times for CEO) their highest annual base salary during the twelve-month period prior to the date of termination.
(2)	The NEOs receive two times (three times for CEO) their average annualized annual incentive compensation awards.
(3)
As Mr. Campbell and Mr. Andrews did not receive any bonus payout prior to 2022, it is not possible to calculate their historical average bonus for purposes of determining their cash severance benefit. Therefore, the 2022 bonus payout for the 2021 plan year was assumed for this calculation.

(4)
For Mr. Bryant and Mr. Caisley, the amounts reflect the present value of the benefit arising from an additional two years of service credited in both the Evergy, Inc. Retirement Plan and the SERP or Retirement Restoration Plan upon a change-in-control. For Mr. Campbell and Mr. Andrews, the amounts reflect additional years of all non-elective and/or matching contributions that would have been in contributed in the applicable 401(k) plan. Mr. Campbell receives the value of three additional years, and Mr. Andrews receives the value of two additional years.

(5)
In the event of a “change-in-control” and termination of employment without Cause or for good reason, the LTIP provides that all performance-based RSUs and performance share grants are deemed to have been fully earned. The amounts shown reflect the aggregate target number of performance-based RSUs, valued at the $52.20 closing price of our stock on December 31, 2023, plus accrued cash dividends.

(6)
In the event of a change-in-control and termination of employment without Cause or for good reason, the LTIP provides that all restrictions on restricted stock and RSU grants are removed. The amounts shown reflect the aggregate number of restricted stock (unit) grants outstanding as of December 31, 2023, plus reinvested dividends carrying the same restrictions, valued at the $52.20 closing price of our stock on December 31, 2023.

(7)
The amounts include medical, accident, disability and life insurance for two years following termination and are estimated based on the current premiums for medical coverage and premiums for private insurance coverage for the individuals, as well as for financial advisory services for one year.

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Executive Severance Plan
Pursuant to our Severance Plan, Evergy’s Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and any Vice President of Evergy who is appointed by the Evergy Board is entitled to certain benefits if the eligible officer’s employment is terminated by Evergy without Cause (as defined in the plan), other than in a situation that is governed by a change-in-control severance agreement.
Subject to the terms of the Severance Plan, if an eligible officer’s employment is terminated by Evergy without Cause, the officer would be entitled to accrued but unpaid compensation and other benefits, as well as a cash amount equal to the aggregate sum of:
•	one (or two for the Chief Executive Officer) times the officer’s annual base salary in effect on the date of termination; plus
•	one (or two for the Chief Executive Officer) times the officer’s target annual incentive award with respect to the fiscal year in which the termination occurs; plus
•	the pro rata portion of the officer’s target annual incentive award for the fiscal year in which the termination occurs, to the extent not theretofore paid; plus
•
twelve (12) (or twenty-four (24) for the Chief Executive Officer) times Evergy’s monthly COBRA premium cost to cover the officer, and if applicable his or her beneficiaries, under Evergy’s health, vision and dental plans.

In addition to the aggregate sum payment described above, an officer will vest in a pro rata portion of any outstanding time-based and performance-based long-term incentive awards (e.g., equity awards). Performance-based long-term incentive awards will only vest pro rata following completion of the applicable performance period. The officer is also eligible to receive outplacement services during the twelve-month period following termination, up to a $25,000 limit.
Any benefits payable under the Severance Plan are subject to execution of an agreement by the officer releasing claims against Evergy as well as the officer’s compliance with certain covenants contained in the severance plan, including confidentiality, non-solicitation of employees, non-disparagement, and assistance to Evergy with respect to any disputes.
Evergy may amend or terminate the Severance Plan, in whole or in part, at any time and in any way except that, without the consent of the officer, no amendment that materially reduces an officer’s rights or potential benefits under the severance plan may become effective before the 90th calendar day after such amendment or termination is approved by the administrator.
The following table sets forth our payment obligations under the Severance Plan. The table does not include amounts that are due to the NEOs, such as accrued salary and bonus and amounts due under retirement and deferred compensation plans, and also excludes the optional use of outplacement services. The amounts shown in the table assume that the termination took place on December 31, 2023.
Potential Severance Plan Payments as of December 31, 2023
Benefit	Mr. Campbell ($)	Mr. Andrews ($)	Mr. Bryant ($)	Mr. Caisley ($)	Ms. Humphrey ($)
Salary	2,112,000	726,500	637,500	532,500	541,000
Bonus	2,640,000	726,500	510,000	346,125	351,650
Performance Share Unit Vesting(1)	5,500,036	1,807,301	1,587,263	859,823	972,713
Restricted Stock (Unit) Vesting(2)	2,013,014	1,560,794	581,308	747,111	415,824
COBRA(3)	51,607	25,653	25,423	25,804	25,804
Accrued Vacation	46,708	29,339	43,522	18,689	20,808
Total	12,363,365	4,876,087	3,385,016	2,530,052	2,327,799
(1)
Under the Severance Plan, a pro-rata portion of any performance-based long-term incentive will vest following completion of the performance period. The amounts shown reflect the pro rata portion of these incentives, at target, valued at the $52.20 closing price of our stock on December 31, 2023, and excludes accrued cash dividends.

(2)
Under the Severance Plan, a pro-rata portion of any time-based long-term incentive will vest. The amounts shown reflect the pro rata portion of these incentives, plus reinvested dividends carrying the same restrictions, valued at the $52.20 closing price of our stock on December 31, 2023.

(3)	The CEO is entitled to a cash amount equal to 24 months of COBRA and other currently serving NEOs are entitled to a cash amount equal to 12 months.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 63

Retirement
Upon retirement, each NEO would receive a lump sum cash payment of all earned and unpaid salary, accrued but unused vacation, retirement benefits and deferred compensation, among other benefits. Please refer to the “Pension Benefits” section of this proxy statement for information regarding retirement benefits and the “Non-qualified Deferred Compensation” section of this proxy statement for information on deferred compensation.
RSUs granted by Evergy vest on a pro rata basis (based on actual performance in the case of performance-based RSUs) on the scheduled vesting date in the case of retirement. Retirement means an officer’s separation from service (i) after reaching age 60 and having ten years of service and (ii) the officer having provided a minimum of six-months’ advance notice of retirement.
Death or Disability
In the event of death or disability, the NEO or their beneficiary would receive a lump sum cash payment of all accrued and unpaid salary, unused vacation and the retirement benefits and deferred compensation discussed above.
RSUs granted by Evergy vest in full (at target in the case of performance-based RSUs) upon death or disability. NEOs or their beneficiaries are eligible for a prorated portion of AIP awards.
Resignation or Termination
In the event of resignation or termination not covered by the severance plan, the NEO would receive a lump sum cash payment of all accrued and unpaid salary, unused vacation and the retirement benefits and deferred compensation discussed above. The NEO would also be entitled to continue health insurance benefits, at his or her own cost, as mandated by COBRA, or to elect retiree medical coverage if eligible to do so. All outstanding equity and annual incentive awards would be terminated unless the Board took other action in its sole discretion.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to “Compensation Discussion and Analysis.”
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 64

Pay versus Performance Table
The following table provides information with respect to pay versus performance that depicts the relationship between compensation “actually paid” to NEOs and “financial performance” over the last four fiscal years (2023, 2022, 2021, and 2020).
							Value of initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total Compensation for CEO-1 (David Campbell)(1) ($)	Compensation Actually Paid to CEO-1 (David Campbell)(4)(5) ($)	Summary Compensation Table Total Compensation for CEO-2 (Terry Bassham)(2)(6) ($)	Compensation Actually Paid to CEO-2 (Terry Bassham)(4)(5)(6) ($)	Average Summary Compensation Table Total Compensation for Other NEOs(3)(6) ($)	Average Compensation Actually Paid to Other NEOs(5) ($)	Evergy’s Cumulative TSR(7) ($)	Peer Group TSR(8) ($)	Net Income(9) ($)	Relative Total Shareholder Return Rank(10)
2023	7,138,724	1,050,503			2,479,839	891,148	93	114	743,600,000	27th percentile rank
2022	6,888,316	5,917,556			2,330,857	1,572,392	108	127	765,000,000	14th percentile rank
2021	11,138,082	14,514,047	120,175	(2,145,521)	3,462,946	4,230,234	113	125	891,900,000	86th percentile rank
2020			8,999,456	5,338,893	2,710,599	1,873,812	88	103	630,000,000	47th percentile rank
(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Campbell (CEO-1) for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Chief Executive Officer. The values for Mr. Campbell shown in this column in 2021 include an inducement cash bonus and equity award, both received pursuant to his offer letter. Specifically, Mr. Campbell received an inducement cash bonus of $1,250,000 and an inducement equity award of RSAs under the LTIP valued at $3,000,000.

(2)
The dollar amounts reported in this column are the amounts of total compensation reported for Terry Bassham, Evergy’s former President and Chief Executive Officer (CEO-2), for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Chief Executive Officer.

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company's NEOs as a group (excluding the Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) 2023: Mr. Andrews, Mr. Bryant, Mr. Caisley, and Ms. Humphrey; (ii) 2022: Mr. Andrews, Mr. Bryant, Mr. Caisley, Ms. Humphrey, and Greg Greenwood, former Executive Vice President and Chief Strategy Officer; (iii) 2021: Mr. Andrews, Mr. Bryant, Mr. Caisley, Mr. Greenwood, and Tony Somma, former Executive Vice President and Chief Financial Officer; and (iv) 2020: Mr. Bryant, Mr. Greenwood, Ms. Humphrey, and Mr. Somma.

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 65

(4)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported in the table above for each year to determine compensation actually paid:

	2023		2022		2021			2020
	Average Other NEOs	CEO-1 (Campbell)	Average Other NEOs(a)	CEO-1 (Campbell)	Average Other NEOs(b)	CEO-1 (Campbell)	CEO-2 (Bassham)(c)	Average Other NEOs	CEO-2 (Bassham)
Reported Summary Compensation Table Totals	2,479,839	7,138,724	2,330,857	6,888,316	3,462,946	11,138,082	120,175	2,710,599	8,999,456
Calculations/Adjustments
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable fiscal year (“FY”)	1,088,932	4,598,132	954,315	4,314,667	1,510,377	7,306,661	0	965,327	5,812,071
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value” and “Change in SERP” amounts Column of the Summary Compensation Table for Applicable FY	167,921	0	50,409	0	90,855	0	0	512,322	529,208
Increase based on ASC 718 for the Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End	649,810	2,700,802	781,549	4,122,554	2,117,444	9,200,902	0	640,409	3,103,464
Increase based on ASC 718 for the Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY	0	0	4,770	0	0	1,236,215	0	0	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End	(1,104,217)	(4,358,420)	(444,733)	(1,025,593)	347,084	0	1,271,479	(187,423)	(1,015,362)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY	(30,360)	(193,333)	(98,739)	(102,342)	3,500	0	(38,248)	17,272	230,844
Deduction based on ASC 718 Fair Value for Awards Granted during Prior FY that were Forfeited during Applicable FY	0	0	(184,311)	0	(259,629)	0	(3,533,976)	0	0
Increase for Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	74,554	360,862	53,037	349,288	48,842	245,509	35,048	42,081	191,327
Increase for Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0	0	0	0	0	0	0	0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	78,376	0	134,685	0	111,279	0	0	128,523	170,443
Total Adjustments per Fiscal Year	(1,588,691)	(6,088,221)	(758,465)	(970,761)	767,288	3,375,965	(2,265,697)	(836,787)	(3,660,563)
Compensation Actually Paid per Fiscal Year	891,148	1,050,503	1,572,392	5,917,556	4,230,234	14,514,047	(2,145,521)	1,873,812	5,338,893
(a)
The 2022 Summary Compensation Table Average Total Compensation for the Other NEOs includes the following one-time payments related to Mr. Greenwood’s departure from the Company: $1.18 million of cash severance to be paid in connection with his termination by the Company without Cause pursuant to the Executive Severance Plan.

(b)
The 2021 Summary Compensation Table Average Total Compensation for the Other NEOs includes the following one-time payments related to the CFO Transition: (i) Mr. Andrews: a cash bonus of $1.2 million and an award of RSUs valued at $2.6 million granted as an inducement to join the Company as Chief Financial Officer and to compensate him for forfeited awards at his prior employer; and (ii) Mr. Somma: a cash payment of $2.92 million in connection with his Termination without Cause after a change-in-control pursuant to the Westar Energy amended and restated change in control agreement.

(c)
The 2021 Compensation Actually Paid to Mr. Bassham reflects the forfeiture of nearly forty-percent of his 2019 RSU grants and over seventy-percent of his 2020 RSU grants in connection with his retirement on January 4, 2021, in accordance with the terms of the applicable award agreements.

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 66

(5)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our Chief Executive Officer and the average amount of “compensation actually paid” to our NEOs as a group (excluding our Chief Executive Officer) in each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or other NEOs during the applicable year. Refer to the table above entitled “Calculation of Compensation Actually Paid” for the adjustments made to the total compensation reported for each year to determine the compensation actually paid as reported in accordance with the requirements of Item 402(v) of Regulation S-K. Assumptions made in the valuation of performance-based RSUs that vest based on Evergy’s relative TSR reflected in the calculation of Compensation Actually Paid are as follows:

	Fair Value at 12/31/2020
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2019 grant	49%	3.86%	0.10%
2020 grant	36%	3.86%	0.13%
	Fair Value at 12/31/2021
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2020 grant	18%	3.34%	0.39%
2021 grant	37%	3.34%	0.73%
	Fair Value at 12/31/2022
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2021 grant	23%	3.90%	4.68%
2022 grant	21%	3.90%	4.35%
	Fair Value at 12/31/2023
	Expected Stock Price Volatility	Dividend Yield	Expected Stock Price Volatility
2022 grant	21%	4.93%	4.71%
2023 grant	22%	4.93%	4.15%
(6)
The 2021 Summary Compensation Table amounts for Mr. Bassham and Mr. Somma include the change in pension value and above market earnings on deferred compensation which were not included in the Summary Compensation Table previously.

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's share price at the end and the beginning of the measurement period by the Company's share price at the beginning of the measurement period.

(8)
Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used in this measurement is the S&P 500 Electric Utility Index.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company's audited financial statements for the applicable year.
(10)	The Company Selected Measure represents the percentile rank of the Company’s TSR relative to the companies included in the EEI Index for each fiscal year.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 67

Financial Performance Measures
As described in more detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. The metrics that the Company uses for both AIP and LTIP awards are selected to support achievement of our business strategy without encouraging excessive risk-taking. Pay for performance is one of the primary objectives of our compensation program. The most important financial measures used by the Company to link executive compensation actually paid to the Company's NEOs, for the most recently completed fiscal year, to the Company's performance are as follows:
•	TSR versus companies in the EEI Index
•	Adjusted EPS for Incentive Compensation
•	Adjusted NFOM Expense for Incentive Compensation
•	Three Year Cumulative Adjusted EPS
In addition, the Company considers additional non-financial measures, including those relating to safety, operations, customer experience, environmental factors, and DE&I. These measures are intended to support our short- and long-term strategic plans and align with the creation of shareholder value. See “Compensation Discussion and Analysis” for a description of these measures.
Analysis of Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table above. Further, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing a graphical description below of the following “Pay vs. Performance” relationships over each of the years shown in the Pay versus Performance Table:
1.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s cumulative TSR.

Compensation Actually Paid vs. Cumulative TSR
$14,514,047
Compensation
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Value of initial Fixed $100 Investment
$300
$250
$200
$150
$100
$50
$0
-$50
-$100
FY 2020
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO - 2
Compensation Actually Paid to Other NEOs
Cumulative TSR
Peer Group TSR

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 68

2.	The following graph compares the Company’s TSR versus the peer group’s cumulative TSR.

3.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s net income.

Compensation Actually Paid vs. Net Income
$14,514,047
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation
$1,150
$900
$750
$600
$450
$300
$150
Net income in Millions
FY 2020
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO - 2
Compensation Actually Paid to Other NEOs
Net Income

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 69

4.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s Relative TSR Rank (Company selected measure).

Compensation Actually Paid vs. Relative TSR Rank
$14,514,047
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation
100th
80th
60th
45th
30th
15th
0
Percentile Rank
FY 2020
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO -2
Compensation Actually Paid to Other NEOs
Relative TSR Rank

Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 70

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.
To identify the median employee, we compiled a list of all employees who were employed full-time, part-time or seasonally on October 1, 2023.
We reviewed annual total cash compensation for each employee on the list as of December 31, 2023 to identify the “median employee.” Annual total cash compensation included, among other items, earned wages, overtime, short-term incentive and recognition payments, as applicable.
Our “median employee” is a non-union employee with an annual base salary of $105,724 for 2023, and annual total compensation, calculated in the same manner as is done for Mr. Campbell, of $135,292 for 2023. The calculation for annual total compensation does not represent the amount of cash compensation realized by our median employee in 2023 and does not represent the amount of compensation that the employee will receive. Rather, SEC rules require that we include in this amount any change in the present value of estimated accrued pension benefits, even though no pension benefits were paid to or received by the median employee during 2023. Year-over-year changes in pension value are driven by two primary factors: additional service/benefit accruals (which increases the value) and changes in actuarial pension assumptions.
Mr. Campbell had total annual compensation of $7,138,724 for 2023 as reflected in the Summary Compensation Table. As a result, for 2023, we estimate that the ratio of Mr. Campbell’s total annual compensation to that of our median employee was approximately 53:1.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Evergy, as other companies have different employee populations and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their pay ratios.
Executive Compensation | Executive Compensation Tables | Evergy 2024 Proxy Statement 71

Proposal 3		Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024
	☑	The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP for 2024
Deloitte & Touche LLP (“Deloitte & Touche”) has acted as the independent registered public accounting firm for Evergy and its predecessor companies since 2002. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for 2024 and has directed that management submit such selection to shareholders for ratification at the 2024 Annual Meeting.
Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our By-laws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our shareholders. Representatives from Deloitte & Touche are expected to be present at the 2024 Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.
Information Regarding Audit Matters
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted policies and procedures for the pre-approval of all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm for Evergy and its subsidiaries. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service. The Audit Committee, as well, may specifically approve audit, audit-related, tax or other services on a case-by-case basis. Pre-approval is generally provided for up to one year unless the Audit Committee specifically provides for a different period. Evergy provides quarterly updates to the Audit Committee regarding actual fees spent with respect to pre-approved services. The Chair of the Audit Committee may pre-approve audit, audit-related, tax and other services provided by the independent registered public accounting firm as required between meetings and report such pre-approval at the next Audit Committee meeting.
Fees Paid to Deloitte & Touche
The following table sets forth the aggregate fees billed by Deloitte & Touche for audit services rendered in connection with the consolidated financial statements and reports for 2023 and 2022, and for other services rendered during 2023 and 2022 to Evergy and its subsidiaries. All such services were pre-approved by the Audit Committee. Out-of-pocket costs incurred in connection with these services are also shown.
Fee Category	2023	2022
Audit Fees	$ 4,294,250	$ 4,318,000
Audit-Related Fees	$75,000	$76,854
Tax Fees	$47,857	$68,434
All Other Fees	$1,895	$3,790
Total Fees:	$4,419,002	$4,467,078
Proposal 3 - Ratification of Appointment of Deloitte & Touche LLP | Executive Compensation Tables | Evergy 2024 Proxy Statement 72

Audit Fees: Consist of fees billed for professional services rendered for the audits of the annual consolidated financial statements and reviews of the interim condensed consolidated financial statements included in quarterly reports. Audit fees also include: services provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements; audit reports on the effectiveness of internal control over financial reporting and other attest services, except those not required by statute or regulation; services related to filings with the SEC, including comfort letters, consents and assistance with and review of documents filed with the SEC; and accounting research in support of the audit.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements of the Company and are not reported under “Audit Fees.” These services include consultation concerning financial accounting and reporting standards.
Tax Fees: Consist of fees billed for tax compliance and related support of tax returns and other tax services, including assistance with tax audits, and tax research and planning.
All Other Fees: Consist of subscription fees for an accounting research tool.
Rotation of Lead Audit Partner: The Deloitte & Touche lead audit partner for the Company rotates every five years.
Proposal 3 - Ratification of Appointment of Deloitte & Touche LLP | Executive Compensation Tables | Evergy 2024 Proxy Statement 73

Audit Committee Report
The Audit Committee is currently comprised of four independent directors. Each member has the accounting or related financial management experience required under the Nasdaq listing standards. Our Board has determined that all four members of the Committee possess the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and have designated Mr. Keglevic, Mr. Hyde, Ms. Murtlow, and Mr. Sharma as those experts. The Audit Committee operates under a written charter that was last amended on February 27, 2024. A copy of the Audit Committee’s charter is available from the Company’s Corporate Secretary and made available on the Company’s website at investors.evergy.com. As required by the charter, the Audit Committee periodically reviews the charter and recommends any changes to the Board for approval.
Under the Audit Committee’s charter, the Audit Committee has the responsibility to, among other tasks, monitor and provide oversight of management’s preparation of the Company’s financial statements and management’s performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Audit Committee also periodically reviews and discusses the Company’s policies, processes and frameworks with respect to risk assessment and risk management, and oversees the Company’s internal audit function. The Audit Committee also has the responsibility to review the qualifications, independence, and performance of the Company’s independent registered public accounting firm. The Audit Committee oversees the engagement of the independent registered public accounting firm, including fees. The Audit Committee has adopted policies and procedures for the pre-approval of all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm for the Company and its subsidiaries. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service.
The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). During 2023, the Company’s independent registered public accounting firm was Deloitte & Touche LLP. Deloitte & Touche has acted as the independent registered public accounting firm for the Company and the Company’s predecessors since 2002.
In performing its functions, the Audit Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company’s independent registered public accounting firm in its report. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company’s financial statements and effectiveness of the Company’s internal control over financial reporting by the independent registered public accounting firm has been carried out in accordance with the standards of the PCAOB.
In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee’s activities in 2023 included the following:
•
reviewed and discussed the audited financial statements and the report on internal control over financial reporting with management, the Company’s chief audit executive and Deloitte & Touche, including a discussion of the reasonableness of critical accounting judgments and estimates, the overall quality and adequacy of the Company’s internal controls over financial reporting, and the organizational structure and responsibilities of the Company’s internal audit function;

•	discussed with Deloitte & Touche the matters required to be discussed by SEC regulations and by the applicable standards adopted by the PCAOB; and
•
received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche its independence from management and the Company and its subsidiaries.

Audit Committee Report | Evergy 2024 Proxy Statement 74

During 2023 at each of its regularly scheduled meetings, the Audit Committee met in separate private sessions with either the chief executive officer or the senior members of the Company’s financial management team, the Company’s chief audit executive, and the Company’s independent registered public accounting firm. An executive session with only the members of the Audit Committee in attendance was also held at each of these meetings. The Committee’s agenda is established by the Audit Committee’s chair, in consultation with the Company’s corporate secretary.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Audit Committee

Paul M. Keglevic, Chair Thomas D. Hyde Ann D. Murtlow Neal A. Sharma
February 26, 2024
Audit Committee Report | Evergy 2024 Proxy Statement 75

Security Ownership of Directors, Management and Beneficial Owners
The following table shows, as of March 5, 2024, beneficial ownership of Company common stock by (i) each NEO, (ii) each director and director nominee, (iii) all directors and executive officers as a group, and (iv) each shareholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock (based on SEC filings). We have no knowledge of any person (as defined by the SEC) who owns beneficially more than 5% of our common stock, except as described below. Except as noted below, we believe that the persons listed have sole voting and investment power with respect to the securities listed. The address for each person listed is Evergy, Inc., 1200 Main, Kansas City, MO 64105.
Security Ownership of Directors and Executive Officers
Name	Beneficially Owned Shares (#)	Share Equivalents to be Settled in Stock (#)	Total Share Interest (#)	Percent Of Class (%)
Named Executive Officers
David A. Campbell	89,208(1)	65,478(3)	154,686(3)	*
Kirkland B. Andrews	67,494(2)	20,738(3)	88,232(3)	*
Kevin E. Bryant	47,780	18,224(3)	66,004(3)	*
Charles A. Caisley	36,737(4)	21,648(3)	58,385(3)	*
Heather A. Humphrey	76,596	12,748(3)	89,344(3)	*
Directors and Nominees
Thomas D. Hyde	3,173	41,130(5)	44,303	*
B. Anthony Isaac	50,716	1,304	52,020	*
Paul M. Keglevic	—	10,496(5)	10,496	*
Mary L. Landrieu	4,210	2,428(5)	6,638	*
Sandra A.J. Lawrence	480	68,610(5)	69,090	*
Ann D. Murtlow	3,301	23,109(5)	26,410	*
Sandra J. Price	—	20,212(5)	20,212	*
Mark A. Ruelle	98,898(6)	23,402(5)	122,300	*
James Scarola	4,675	—	4,675	*
Neal Sharma	—(7)	—	—	*
C. John Wilder	6,607,473(8)	14,973(5)	6,622,446	*
All Evergy Directors and Executive Officers as a Group (19 persons)			7,500,882	*
*	Less than one percent.
(1)	Amount includes 10,000 and 7,850 shares of directly held common stock purchased on March 3, 2021 and September 23, 2021, respectively.
(2)	Amount includes 10,000 and 7,875 shares of directly held common stock purchased on March 3, 2021 and September 23, 2021, respectively.
(3)	Amounts reflect RSUs that settle in shares upon vesting.
(4)	Includes 418 and 59 shares of Evergy common stock held indirectly through ownership of spouse and child, respectively.
(5)
Includes equity that was deferred pursuant to a non-employee director deferred compensation plan that will settle in stock on a 1-for-1 basis and be distributed following termination of service on the Board pursuant to elections made by the director.

(6)	Includes 18,317 shares of Evergy common stock held indirectly through living trust of spouse.
(7)	Since Mr. Sharma joined the Board after the Company’s annual meeting of shareholders, he did not receive the annual non-employee director equity retainer.
(8)
Includes 130,887 shares of Evergy common stock owned by Mr. Wilder directly. Also includes 2,657,473 shares of Evergy common stock and a warrant to purchase 3,950,000 shares of Evergy common stock, in each case owned by BEP Special Situations V LLC. Mr. Wilder may be deemed to beneficially own such shares as he is the manager of Bluescape Resources GP Holdings LLC, which is the managing member of Bluescape Energy Partners IV GP LLC (“Main Fund”), and Main Fund is acting as the manager of BEP Special Situations V LLC. Mr. Wilder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Security Ownership | Evergy 2024 Proxy Statement 76

Security Ownership of Certain Beneficial Owners
Name and Address	Beneficial Ownership of Common Stock (Based on Schedule 13G/A Filing)	Percentage of Class (%)(4)
Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	30,757,337	13.4%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	17,133,688	7.5%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	13,582,840	5.9%
(1)
Based on information provided in Schedule 13G/A filed by The Vanguard Group (“Vanguard”) and its affiliated reporting persons on February 13, 2024. The Vanguard Schedule 13G/A states that as of December 29, 2023, the reporting persons collectively held sole voting power with respect to 0 shares, shared voting power with respect to 392,357 shares, sole dispositive power with respect to 29,679,968 shares, shared dispositive power with respect to 1,077,369 shares and an aggregate beneficial ownership of 30,757,337 shares.

(2)
Based on information provided in Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) and its affiliated reporting persons on January 26, 2024. The BlackRock Schedule 13G/A states that as of December 31, 2023, the reporting persons collectively held sole voting power with respect to 16,287,674 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 17,133,688 shares, shared dispositive power with respect to 0 shares and an aggregate beneficial ownership of 17,133,688 shares.

(3)
Based on information provided in Schedule 13G/A filed by State Street Corporation (“State Street”) and its affiliated reporting persons on January 30, 2024. The State Street Schedule 13G/A states that as of December 31, 2023, the reporting persons collectively held sole voting power with respect to 0 shares, shared voting power with respect to 9,070,419 shares, sold dispositive power with respect to 0 shares, shared dispositive power with respect to 13,543,267 shares and an aggregate beneficial ownership of 13,582,840 shares.

(4)	The percentage is based on approximately 229,745,943 shares of our common stock outstanding as of February 29, 2024.
Security Ownership | Evergy 2024 Proxy Statement 77

Frequently Asked Questions
What is a proxy? What is a proxy statement?
A proxy is the person that you legally designate to vote your common stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy statement is a document that SEC rules require that we make available when we ask you to vote your common stock at, or provide a proxy for, an annual meeting of shareholders.
Why did you provide me this proxy statement?
We provided you this proxy statement because you were a holder of our common stock as of the close of business on March 4, 2024 (the “Record Date”), and our Board is soliciting your proxy to vote at the 2024 Annual Meeting. We mailed to many of our shareholders a notice regarding the internet availability of proxy materials (the “Notice”) and elected to provide those shareholders access to this notice of annual meeting and proxy statement and our 2023 Annual Report electronically via the internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a printed copy. The Notice explains how to access the proxy statement and our 2023 Annual Report and how to vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice.
What will I be voting on and how does the Board recommend that I vote on these matters?
The Board recommends that you vote as follows for the proposals identified below:
☑ FOR	The election of the 10 nominees named in this proxy statement as directors
☑ FOR	An advisory non-binding resolution approving the 2023 compensation of our named executive officers as disclosed in the proxy statement (a “say on pay resolution”)
☑ FOR	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024
Who is entitled to vote on these matters?
You are entitled to vote if you owned our common stock as of the close of business on the Record Date. On that day, 229,745,943 shares of our common stock were outstanding and eligible to be voted. Shares held by us in our treasury account are not considered to be outstanding and will not be considered present or voted at the annual meeting. Each share of common stock is entitled to one vote.
A quorum is required to conduct business at the annual meeting. A quorum exists when a majority of the shares of common stock that are outstanding and entitled to vote at the meeting are represented in person or by proxy. If no quorum exists at the start of the annual meeting, the meeting may be adjourned to solicit additional proxies in order to achieve a quorum. Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record,” or “registered holder,” with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in “street name.”
How many votes are needed to elect the director nominees?
We have a majority voting standard so that, in an uncontested election, a director nominee is elected to the Board only if the number of shares voted “for” a director nominee exceeds 50% of the number of votes cast with respect to that director nominee. Votes cast for a director nominee will include a shareholder’s direction to withhold authority but will exclude abstentions. An election is considered “contested” when a shareholder solicits proxies to elect individuals nominated by the shareholder to our Board. In a contested election, director nominees are elected by a plurality of the votes cast, rather than a majority of the votes cast.
Frequently Asked Questions | Evergy 2024 Proxy Statement 78

Prior to being nominated, each incumbent director nominee is required to deliver to our Corporate Secretary an irrevocable letter of resignation that will take effect if the nominee fails to receive the vote required for election. If a standing director is not re-elected, our Nominating, Governance, and Sustainability Committee will recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation following certification of the voting results.
Cumulative voting is not allowed with respect to the election of our directors. Your broker is not permitted to vote your shares on this matter if no instructions are received from you.
How many votes are needed to approve the say on pay resolution?
The say on pay resolution is advisory and is not binding on the Company, the Board or the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee will, however, consider the outcome of the vote on this resolution when making future executive compensation decisions. The affirmative vote of the holders of a majority of shares present in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve (on a non-binding advisory basis) the say on pay resolution. Abstentions will have the same effect as votes against the proposal. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.
How many votes are needed to ratify the appointment of Deloitte & Touche?
Ratification requires the affirmative vote of the holders of a majority of shares present in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against ratification. Shareholder ratification of the appointment is not required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our shareholders. Your broker is entitled to vote your shares on this matter if no instructions are received from you.
Who can attend the 2024 Annual Meeting?
Shareholders of record may attend the 2024 Annual Meeting, which we are conducting “virtually” via a live audio webcast and using online shareholder tools. We are holding the 2024 Annual Meeting virtually, as we believe that hosting a virtual meeting enables greater shareholder attendance and participation. This format empowers shareholders to participate from any location, at no cost to shareholders. We have designed the virtual format to enhance shareholder access and to ensure that our shareholders who attend the virtual 2024 Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting.
•
We encourage questions. Shareholders may submit a question online during the 2024 Annual Meeting, following the instructions below. During the 2024 Annual Meeting, we will answer as many shareholder questions as time permits.

•
We believe in transparency. Following the 2024 Annual Meeting, we will post to our investor relations website a replay and a transcript of the 2024 Annual Meeting (including the question and answer session), as well as final voting results. In addition, a list of shareholders entitled to vote at the 2024 Annual Meeting will be made available during the meeting at the website referenced below.

•	We facilitate your participation. We will offer live technical support for all shareholders during the 2024 Annual Meeting.
How do shareholders attend the 2024 Annual Meeting?
•	Attend the 2024 Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/EVRG2024.
•	The 2024 Annual Meeting will begin at 10:00 a.m. Central Daylight Time, with log-in beginning at 9:45 a.m. on May 7, 2024.
•
Shareholders will need to use the 16-digit control number on their notice of internet availability, proxy card or voting instruction form, or in the instructions received via email in order to log into www.virtualshareholdermeeting.com/EVRG2024.

Frequently Asked Questions | Evergy 2024 Proxy Statement 79

•
We encourage you to access the 2024 Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Central Daylight Time on May 7, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the 2024 Annual Meeting.

Voting During the Meeting
Shareholders should follow the instructions at www.virtualshareholdermeeting.com/EVRG2024 to vote during the 2024 Annual Meeting. Voting online during the meeting will replace any previous votes you submitted via telephone, internet, or mail prior to the meeting.
May I ask questions?
Yes. We will answer your questions at the end of the 2024 Annual Meeting. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more shareholders will have an opportunity to ask questions. You may submit questions ahead of the meeting at investors.evergy.com/contact-us, and during the 2024 Annual Meeting at www.virtualshareholdermeeting.com/EVRG2024. During the 2024 Annual Meeting we will answer as many shareholder questions as time reasonably permits.
When will the 2025 annual meeting be held?
Our By-laws provide that the annual meeting of shareholders will be held on the first Tuesday of May. Therefore, the 2025 annual meeting will be held on May 6, 2025, unless changed by the Board.
How can I propose someone to be a nominee for election to the Board?
The Nominating, Governance, and Sustainability Committee of the Board will consider candidates for director suggested by shareholders, using the process described in the “Director Nominating Process” section on page 19.
How can I nominate a director or submit a proposal for the 2025 annual meeting?
Business Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. To be considered for inclusion in our proxy statement for the 2025 annual meeting, we must receive notice of the proposal on or before November 27, 2024. Shareholder proposals should be addressed to: Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.
Director Nominees for Inclusion in the 2025 Proxy Statement (Proxy Access): Our By-laws permit an eligible shareholder, or a group of up to 20 eligible shareholders, who have continuously owned at least 3% of our outstanding shares for at least three years as of the date the shareholder(s) notify us of the intent to utilize our “proxy access” By-law provision. “Proxy access” can be used to nominate up to 25% of the total number of directors who are members of the Board as of the date that the shareholder(s) notify us of the intent to utilize “proxy access.” Director nominations submitted under this By-law provision must be delivered to us no earlier than January 7, 2025, and no later than February 6, 2025. Your notice must comply with the requirements in our By-laws. Consistent with standard market practice, proxy access is only available to eligible shareholders who acquired our shares in the ordinary course of business and not with the intent to change or influence control at Evergy, and who do not presently have such intent.
Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in the 2025 proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2025 annual meeting submitted under these By-law provisions must be delivered to us no earlier than January 7, 2025, and no later than February 6, 2025, in order to be raised at the 2025 annual meeting. The notice regarding the director nomination or proposal must comply with the requirements in our By-laws. In addition to satisfying the requirements of the By-laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act.
Frequently Asked Questions | Evergy 2024 Proxy Statement 80

How can I vote?
If you were a shareholder of record on the Record Date, you may:
•	vote via the internet by following the voting instructions on the proxy card or Notice;
•	vote by calling the toll-free number on the proxy card or Notice;
•	vote by completing and returning your proxy card in the enclosed envelope; or
•	vote during the virtual shareholder meeting.
We encourage you to vote as soon as possible even if you plan to attend the meeting. Voting through the internet or by the toll-free telephone number saves time and postage costs.
If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares.
What if I do not specify a choice for a matter when returning a proxy?
If a properly signed proxy is returned by a shareholder of record without shareholder directions by the close of voting, the shares will be voted as recommended by the Board.
What shares are included on the proxy card?
You may receive more than one proxy card or Notice depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Dividend Reinvestment and Direct Stock Purchase Plan, or our 401(k) savings plan, and the account names are exactly the same on each, you will receive one proxy card or Notice for all shares of common stock held in or credited to your accounts as of the Record Date. If the names on your accounts are different, you will receive more than one proxy card or Notice. We encourage you to have all accounts registered in the same name and address whenever possible.
For shareholders in our 401(k) savings plan, the proxy card or Notice covers all shares for which the shareholder has the right to give voting instructions to Empower Retirement, trustee of that plan. The proxy card, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. on May 2, 2024, your shares will not be voted.
Any shares that you own in street name are not included in the total number of shares that are listed on your proxy card. Your broker or other nominee will send you directions on how to vote shares held in street name.
You should complete and return all proxy cards and all voting instruction cards delivered to you to vote all shares owned by you.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before the close of voting by written notice to the Corporate Secretary; submission of a proxy bearing a later date; or casting your vote online during the annual meeting.
If your shares are held in street name, you must contact your broker or other nominee to change your vote or revoke your proxy.
Will my shares held in street name be voted if I do not provide instructions?
New York Stock Exchange Rule 452* allows brokers, banks, and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of Deloitte & Touche is considered a “routine” matter on which your broker, bank or other nominee can vote your shares without your instructions. The proposals relating to the election of directors, and the say on pay resolution are not “routine” proposals. Therefore, if you do not instruct your broker, bank, and other nominee how to vote, your shares will not be voted on those proposals, which is referred to as “broker non-votes.” Therefore, it is important street name holders provide voting instructions to their brokers, banks, and other nominees. Broker non-votes will have no effect on the results of the election of directors or the say on pay resolution.
*NYSE Rule 452 is applicable to all brokers, banks, or other nominees registered with the NYSE and, accordingly, applies to the voting of all shares held in a customer’s account on such customer’s behalf, including shares of a Nasdaq listed company.
Frequently Asked Questions | Evergy 2024 Proxy Statement 81

Is my vote confidential?
We have a policy of voting confidentiality. Your vote will not be disclosed to the Board or our management, except as may be required by law and in other limited circumstances.
Who pays for soliciting proxies for the annual meeting?
We will pay the costs of this solicitation. Proxies may be solicited in person, through the mail, by telephone, facsimile, e-mail or other electronic means by our directors, officers, and employees without additional compensation.
We have retained Innisfree M&A Incorporated to assist us in the solicitation of votes for a fee of $17,500 plus a charge of $5.50 per holder for telephone solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokers, banks, nominees, and fiduciaries for their costs in sending proxy materials to holders of our shares.
Are you “householding” for your shareholders with the same address?
Yes. Shareholders of record who receive printed copies of proxy materials and share the same last name and household mailing address with multiple accounts will receive a single copy of our proxy materials unless we are instructed otherwise. Each such registered shareholder will continue to receive a separate proxy card. Any shareholder who would like to receive separate copies of our proxy materials, or who received multiple copies and would like to receive combined mailings, may call us at 1-800-245-5275, or write us at Evergy, Inc., Attn: Investor Relations, P.O. Box 418679, Kansas City, Missouri 64141-9679. Shareholders who hold their shares in street name should contact their broker or other nominee regarding combined mailings.
Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?
Yes. You can elect to receive future annual shareholder reports, proxy statements and proxy cards electronically via the internet. To sign up for electronic delivery, please follow the instructions on the proxy card or the Notice to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
Frequently Asked Questions | Evergy 2024 Proxy Statement 82

Appendix A
GAAP to Non-GAAP Financial Metric Reconciliation
Adjusted Earnings and Adjusted Earnings Per Share
Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy's recurring earnings, assists in the comparability of results and is consistent with how management reviews performance.
Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) exclude:
i.	the costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event;
ii.	gains or losses related to equity investments subject to a restriction on sale;
iii.	the deferral of the cumulative amount of prior year revenues collected from customers since December 2018 for the return on investment of the retired Sibley Station for future refunds to customers;
iv.	the mark-to-market impacts of economic hedges related to Evergy Kansas Central's 8% ownership share of Jeffrey Energy Center;
v.	costs resulting from executive transition, severance and advisor expenses;
vi.
the deferral of the cumulative amount of prior year transmission revenues collected from customers since 2018 through Evergy Kansas Central's transmission formula rate to be refunded to customers in accordance with a December 2022 Federal Energy Regulatory Commission order;

vii.	the impairment loss on Sibley Unit 3 and other regulatory disallowances;
viii.
the deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 Kansas Corporation Commission (“KCC”) order; and

ix.
the deferral of revenues for future refund of amounts previously collected from customers related to corporate owned life insurance rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement.

Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor's overall understanding of results. Management believes that adjusted earnings (non-GAAP) provides a meaningful basis for evaluating Evergy's operations across periods because it excludes certain items that management does not believe are indicative of Evergy's ongoing performance or that can create period to period earnings volatility.
Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.
Appendix A | Evergy 2024 Proxy Statement A-1

The following table provides a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP).
	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2023		2022
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$731.3	$3.17	$752.7	$3.27
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	2.1	0.01
Sibley Station return on investment, pre-tax(b)	—	—	51.4	0.22
Mark-to-market impact of Jeffrey Energy Center economic hedges, pre-tax(c)	8.7	0.04	(11.2)	(0.05)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(d)	0.3	—	1.3	0.01
Executive transition costs, pre-tax(e)	—	—	2.2	0.01
Severance costs, pre-tax(f)	—	—	2.3	0.01
Advisor expenses, pre-tax(g)	—	—	5.4	0.02
Sibley Unit 3 impairment loss and other regulatory disallowances, pre-tax(h)	—	—	34.9	0.15
Restricted equity investment losses, pre-tax(i)	—	—	16.3	0.07
TFR refund, pre-tax(j)	—	—	25.0	0.11
Electric subdivision rebate program costs refund, pre-tax(k)	2.6	0.01	—	—
Customer refunds related to COLI rate credits, pre-tax(l)	96.5	0.42	—	—
Income tax benefit(m)	(23.8)	(0.10)	(28.6)	(0.12)
Adjusted earnings (non-GAAP)	$815.6	$3.54	$853.8	$3.71
(a)	Reflects non-regulated energy marketing margins related to the February 2021 winter weather event and are included in operating revenues on the consolidated statements of comprehensive income.
(b)
Reflects the deferral of the cumulative amount of prior year revenues collected from customers since December 2018 for the return on investment of the retired Sibley Station for future refunds to customers that are included in operating revenues on the consolidated statements of comprehensive income.

(c)
Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central's non-regulated 8% ownership share of Jeffrey Energy Center that are included in operating revenues on the consolidated statements of comprehensive income.

(d)
Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(e)
Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(f)
Reflects severance costs incurred associated with certain severance programs at the Evergy Companies that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(g)	Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(h)
Reflects the impairment loss on Sibley Unit 3 and costs related to certain meter replacements that were disallowed in the 2022 Evergy Metro and Evergy Missouri West rate cases that are included in Sibley Unit 3 impairment loss and other regulatory disallowances on the consolidated statements of comprehensive income.

(i)	Reflects losses related to equity investments which were subject to a restriction on sale that are included in investment earnings on the consolidated statements of comprehensive income.
(j)
Reflects the deferral of the cumulative amount of prior year transmission revenues collected from customers since 2018 through Evergy Kansas Central's transmission formula rate to be refunded to customers in accordance with a December 2022 Federal Energy Regulatory Commission order that are included in operating revenues on the consolidated statements of comprehensive income.

(k)
Reflects the deferral of the cumulative amount of prior year revenues collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

Appendix A | Evergy 2024 Proxy Statement A-2

(l)
Reflects the deferral of revenues for future refund of amounts previously collected from customers related to COLI rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(m)	Reflects an income tax effect calculated at a statutory rate of approximately 22%.
Appendix A | Evergy 2024 Proxy Statement A-3

Appendix B
GAAP to Non-GAAP Financial Metric Reconciliation
Reconciliation of adjusted EPS for incentive compensation (non-GAAP) to earnings per diluted share attributable to Evergy, Inc.
Year Ended December 31, 2023
Earnings per diluted share attributable to Evergy, Inc.	$3.17
Non-GAAP reconciling items:
Mark-to-market impact of Jeffrey Energy Center economic hedges, pre-tax	$0.04
Non-regulated energy marketing costs related to a February 2021 winter weather event, pre-tax	$0.00
Customer refunds related to COLI rate credits, pre-tax	$0.42
Electric subdivision rebate program costs refund, pre-tax	$0.01
Incentive compensation expenses, pre-tax	$0.12
Incentive compensation expenses at target, pre-tax	($0.10)
Income tax benefit	($0.11)
Adjusted EPS for incentive compensation (non-GAAP)	$3.55
Reconciliation of adjusted non-fuel operating and maintenance expense for incentive compensation (non-GAAP) to operating and maintenance expense
(Dollars in millions)	Year Ended December 31, 2023
Operating and maintenance expense	$945.3
Non-GAAP reconciling items:
Non-regulated energy marketing costs related to a February 2021 winter weather event	(0.3)
Short-term incentive compensation expenses	(26.7)
Adjusted non-fuel operating and maintenance expense for incentive compensation (non-GAAP)	$918.3
Appendix B | Evergy 2024 Proxy Statement B-1

Evergy, Inc.
P.O. Box 418679
Kansas City, Missouri
64141-9679

evergy

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in a Plan. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVRG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34926-P04632 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERGY, INC.

This proxy is solicited on behalf of the Board of Directors of Evergy, Inc.

Vote on Directors

The Board of Directors recommends you vote FOR the following nominees for director:

Nominees:

	For	Against	Abstain
1a. David A. Campbell	☐	☐	☐
1b. B. Anthony Isaac	☐	☐	☐
1c. Paul M. Keglevic	☐	☐	☐
1d. Senator Mary L. Landrieu	☐	☐	☐
1e. Sandra A.J. Lawrence	☐	☐	☐
1f. Ann D. Murtlow	☐	☐	☐
1g. Sandra J. Price	☐	☐	☐
1h. James Scarola	☐	☐	☐
1i. Neal A. Sharma	☐	☐	☐
1j. C. John Wilder	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2:			
2. Approve the 2023 compensation of our named executive officers on an advisory non-binding basis.	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 3:			
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted by the person named in the proxy in their discretion.

Please sign your name exactly as it appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Notice of Annual Meeting of Shareholders

EVERGY, INC.

2024 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of the Company's directors, to approve on a non-binding advisory basis the 2023 compensation of the Company's named executive officers, to ratify the appointment of the Company's independent registered public accounting firm for 2024, and such other business as may properly come before the meeting, or any adjournment thereof.

Tuesday, May 7, 2024

10:00 a.m. Central Daylight Time

www.virtualshareholdermeeting.com/EVRG2024

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in PDF format. There is no cost to you for this service other than any charges imposed by your Internet Provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Evergy's Investor Relations department at 1-800-245-5275.

V34927-P04632

EVERGY, INC.

www.virtualshareholdermeeting.com/EVRG2024

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, May 7, 2024

The undersigned hereby appoints David A. Campbell, Kirkland B. Andrews and Heather A. Humphrey and each of them, proxies for the undersigned with power of substitution, to represent and vote all the shares of common stock of Evergy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 7, 2024, and any adjournment or postponement of such meeting, upon the matters set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned. This proxy also provides voting instructions to the plan administrators of the Evergy, Inc. 401(k) Plan.

This proxy, if properly executed and returned, will be voted as directed on the reverse side. **If this card is properly executed and returned without direction, such shares will be voted in accordance with the recommendations of Evergy, Inc.'s Board of Directors.** If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

Continued and to be signed on reverse side